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                                                                     EXHIBIT 2.1

                             SECURED LOAN AGREEMENT

         This secured loan agreement (the "Agreement") is made and entered into as of the _______ day of _________, 199__ between Einstein/Noah Bagel Corp., a Delaware corporation (the "Company"), and ______________, a Delaware limited liability company ("DEVELOPER").

                                    RECITALS

         The Company and DEVELOPER have entered into an area development agreement ("Development Agreement") pursuant to which DEVELOPER is required to establish and operate up to _________________________ stores (the "Stores") in the area specified in the Development Agreement (the "Development Area") in compliance with a development schedule set forth therein and to enter into individual franchise agreements (each a "Franchise Agreement") for such specific Stores. In order to facilitate the development of the Stores, DEVELOPER desires to borrow up to $_________ from the Company, and the Company desires to make such loan to DEVELOPER, upon the terms and subject to the conditions set forth herein.

                                   COVENANTS

         In consideration of the mutual representations, warranties, and covenants set forth herein, and in consideration of any advances made hereunder to or for the benefit of DEVELOPER by Company, the parties hereto agree as follows:

                                   ARTICLE I

                                    THE LOAN

         1.1 The Loan. The Company agrees, on the terms and subject to the conditions set forth herein, including without limitation the conditions to loan advances set forth in Article III hereof, to advance at any time and from time to time during the period commencing on the date hereof and ending on the last day of the ______ Retail Period (as defined in Section 1.7 below) in the Company's fiscal year ____ (the "Draw Loan Termination Date"), amounts requested by DEVELOPER in an aggregate principal amount not to exceed $_________ (the "Loan"). Each advance of the Loan shall be in a minimum amount of $100,000 and shall be made by wire transfer of Company to the account of DEVELOPER or by regular check of Company payable to DEVELOPER and forwarded to DEVELOPER by overnight air express to its address as set forth herein for delivery on the next regular business day. The Loan shall be evidenced by a promissory note (the "Note") of even date herewith in the form attached hereto as Exhibit A.
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         1.2     Purposes of the Loan.  Proceeds of the Loan shall be used by
DEVELOPER to pay fees and make payments to the Company, to fund Store operating costs, to fund general corporate overhead, to provide general working capital for DEVELOPER, and to finance the purchase, design, construction and equipment of Stores in the Development Area pursuant to and in accordance with the Development Agreement.

         1.3     Maximum Principal Balance; Additional Loan Amount.

                 (a) The aggregate outstanding principal balance of the Loan shall at no time exceed $_________, less the principal amount of conversions under Section 1.9 and option exercises under Section 1.10 (the "Maximum Principal Balance").

                 (b) In the event that Bagel Store Development Funding, L.L.C. (the "Fund") exercises all or a portion of either or both of the options ("Additional Unit Options") to purchase up to an additional ____,000 Units of DEVELOPER in the aggregate as provided in the unit purchase agreement dated as of _____ __, 199_ by and between DEVELOPER and the Fund ("Unit Purchase Agreement"), the Maximum Principal Balance may be increased by the Company at the Company's option by an amount to be determined by the Company in its sole discretion not to exceed four times the total cash proceeds received by DEVELOPER upon any exercise by the Fund of all or a portion of either or both of the Additional Unit Options ("Additional Loan Amount").

                 (c) In the event and each time that the Company increases the Maximum Principal Balance as provided in Section 1.3(b) above, DEVELOPER shall execute a new promissory note, substantially in the form of the Note, reflecting the Maximum Principal Balance under Section 1.3(a) plus the Additional Loan Amount ("New Note"). Such New Note shall provide that the Conversion Price (as defined in the Note) for purposes of converting the Additional Loan Amount pursuant to Section 1.9 hereof or exercising the Option for the Additional Loan Amount pursuant to Section 1.10 hereof shall be $____ per Voting Unit, and all references in this Agreement, the Unit Pledge Agreement (as defined in Section 2.2 hereof) and Security Instruments (as defined in Section 2.4 hereof) to the Note shall thereafter be references to the New Note.

                 (d) As used in all other sections of this Agreement (including in Sections 1.10 and 5.9 hereof), the term "Maximum Principal Balance" shall mean $_________ plus, in the event that all or any portion of either or both of the Additional Unit Options has been exercised, the Additional Loan Amount less the dollar amount of all previous conversions under
Section 1.9 hereof and exercises of the Option under Section 1.10 hereof.

         1.4 The Loan Account. The Company shall maintain a loan account on its books in which shall be recorded all advances under the Loan (collectively, "Advances") made by Company to DEVELOPER pursuant to this Agreement, and all payments made by DEVELOPER with respect to the Loan; provided, however, that failure to maintain such account

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or record any advances therein shall not relieve DEVELOPER of its obligations to repay the outstanding principal amount of the Loan, all accrued interest thereon, and any amount payable with respect thereto in accordance with the terms of this Agreement and the Note.

         1.5     Interest Rate.

                 (a) Interest shall accrue daily on the aggregate outstanding principal balance of the Loan, for the period commencing on the date the Loan is made until the Loan is paid in full, at a per annum rate equal to the rate designated and announced by Bank of America Illinois or its successor in interest (the "Bank") from time to time as its "reference rate" in effect at its principal office in Chicago, Illinois, plus 1%. The interest rate shall be adjusted, from time to time, on the same day on which the Bank adjusts its "reference rate." Interest on the outstanding principal amount of the Loan shall be payable in arrears on the dates set forth herein and at maturity (whether at stated maturity, by acceleration or otherwise).

                 (b) Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed.

                 (c) Any principal payment due under the Note not paid when due, whether at stated maturity, by notice of repayment, by acceleration or otherwise, shall, to the extent permitted by applicable law, thereafter bear interest (compounded monthly and payable upon demand) at a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement in respect of such principal amount until such unpaid amount has been paid in full (whether before or after judgment).

         1.6 Payment of Interest. During the Interest Payment Period (as defined below) DEVELOPER shall pay to the Company interest only on the outstanding principal balance of the Loan on the first day of each Retail Period. The "Interest Payment Period" shall mean the period commencing on the first day of the Retail Period immediately following the first Retail Period in which DEVELOPER initially draws on the Loan under this Agreement and continuing through and including the Draw Loan Termination Date. Thereafter DEVELOPER shall pay principal and interest as provided in Section 1.7 hereof.

         1.7 Repayment of the Loan. If not earlier paid, or if not accelerated for payment, the outstanding principal amount of the Loan shall, at the close of business on the Draw Loan Termination Date, thereafter become an amortized term loan payable as follows: the principal balance of the Loan shall be payable to the Company in 65 substantially equal periodic installments of principal (the amount of which periodic installments of principal shall be determined at the close of business on the Draw Loan Termination Date based on a schedule amortizing such outstanding principal balance of the Loan as of such date in 130 substantially equal periodic installments of principal), plus accrued but unpaid interest, on the first day of





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each of the Company's 13 consecutive four-week accounting periods used for accounting purposes (each a "Retail Period"), commencing on the first day of the ______ Retail Period in the Company's fiscal year ____ and continuing until the first day of the ______ Retail Period in the Company's fiscal year ____, when the entire remaining principal balance of the Loan and all interest accrued thereon shall be due and payable.

         1.8 Term of this Agreement. This Agreement and all covenants and agreements of the Company hereunder shall be effective _____ __, 199_ ("Closing Date") and shall continue in effect until the last to occur of (i) the exercise, expiration, or other termination of all remaining option rights granted in Section 1.10 hereof, (ii) the exercise, expiration, or other termination of all of the remaining conversion rights granted in Section 1.9 hereof, (iii) the date on which there is no amount (principal or interest) remaining outstanding under the Note and (iv) the date on which the Company no longer has an obligation to make any Advances hereunder if DEVELOPER were to make a valid request for an Advance pursuant to and in accordance with Article III hereof.

         1.9     Convertibility.

                 (a) On the terms and subject to the conditions set forth in the Note, any portion of the outstanding principal balance of the Loan is convertible at the election of the holder of the Note into Voting Units (as defined in the DEVELOPER's limited liability company agreement dated _____ __, 199_, as amended and as it may be amended from time to time (the "LLC Agreement")) of DEVELOPER at any time and from time to time after both of the following have occurred: (i) _____ __, 199_ and (ii) such time as DEVELOPER has completed not less than 80% of the Development Schedule set forth in the Development Agreement, and up to the later of (x) the date on which DEVELOPER has properly repaid the outstanding principal balance of the Loan and all accrued interest thereon in full or (y) the first day of the ______ Retail Period in the Company's fiscal year ____; provided, however, that nothing herein shall impair, restrict or prohibit the exercise of remedies, including exercise of the conversion right, under Section 8.2 hereof upon the occurrence of a Default. Upon such conversion, that portion of principal so converted shall be deemed to be paid in full. Conversion of any portion of the principal balance of the Loan shall not relieve DEVELOPER of its obligation to pay any accrued but unpaid interest to the date of conversion on the portion of the principal balance of the Loan so converted. In no event shall interest be convertible into Voting Units in DEVELOPER.

                 (b) Upon any conversion under this Section 1.9, the Company's obligation to make additional Advances to DEVELOPER under this Agreement shall be reduced by an amount equal to the amount of the principal balance of the Loan so converted.





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         1.10    Option.

                 (a) The Company shall have the option, at any time and from time to time after both of the following have occurred: (i) _________ __, 199__, and (ii) such time as DEVELOPER has completed not less than 80% of the Development Schedule set forth in the Development Agreement, and up to the later of (x) the date on which DEVELOPER has properly repaid the outstanding principal balance of the Loan and all accrued interest thereon in full or (y) the first day of the ______ Retail Period in the Company's fiscal year ____, to purchase at the Conversion Price (as defined in the Note) up to that number of Voting Units equal to (A) the Option Amount, divided by (B) the Conversion Price (the "Option"); provided, however, that nothing herein shall impair, restrict or prohibit the exercise of remedies, including exercise of the Option, under Section 8.2 hereof upon the occurrence of a Default. For purposes of this Section 1.10, the Option Amount shall mean the Maximum Principal Balance less the dollar amount of the outstanding principal balance of the Loan (whether such amount is the result of a reduction in principal due to the repayment of the Loan or the failure by DEVELOPER to request Advances hereunder or otherwise) on the date the Company notifies DEVELOPER of its intention to exercise the Option.

                  (b)     Upon exercise of any portion of the Option under this
Section 1.10, the Company's obligations to make additional Advances to DEVELOPER under this Agreement shall be reduced by an aggregate amount equal to the amount paid upon such option exercise.

                  (c) In case of any reclassification or change of outstanding Units (as defined in the LLC Agreement), or in case of any consolidation or merger of DEVELOPER with or into any partnership, corporation, or other entity (other than a merger in which DEVELOPER is the surviving entity and which does not result in any reclassification or change of outstanding Units, other than a change in number of Units issuable upon exercise of the Option) or in case of any sale or conveyance to any partnership, corporation, or other entity of the property of DEVELOPER as an entirety or substantially as an entirety, then the holder of the Note shall have the right thereafter to exercise the Option for the kind and amount of units and other securities and property receivable upon such reclassification, change, consolidation, merger, sale, or conveyance by a holder of the number of Voting Units of DEVELOPER issuable upon exercise of the Option immediately prior to such reclassification, change, consolidation, merger, sale, or conveyance, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for herein.

         1.11 One Obligation. All Advances made hereunder, and all interest accrued thereon, shall constitute one obligation of DEVELOPER secured by the security interests granted by this Agreement and by all other security interests, liens, claims, and encumbrances from time to time hereafter granted to the Company by DEVELOPER.

         1.12 Credit Resources. DEVELOPER acknowledges that the Company has informed it that the Company does not currently and may not from time to time in the future have cash, cash equivalents, and credit resources sufficient to permit the Company to necessarily make all requested Advances under this Agreement and all other similar agreements with its financed area





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developers and franchisees while maintaining sufficient working capital for the
Company's operating needs. DEVELOPER agrees that in the event the Company shall fail to fund the Loan as and to the extent required hereby solely as a result of the unavailability to the Company of cash and/or credit resources to fund the Loan and not as a result of any failure of DEVELOPER to satisfy the conditions precedent to Advances or of the occurrence of a Default or Event of Default hereunder (a "Funding Default"), such Funding Default shall not (a) constitute fraud (by any person or entity, including the Company and its successors and assignees) or (b) give rise to any liability of any person or entity (other than the Company and its successors and assignees) in any other tort, and DEVELOPER further agrees that it shall be limited to its remedies in contract and in a non-fraud tort action against the Company. The Company and DEVELOPER agree that this Section 1.12 shall not diminish or otherwise affect in any way the amount of damages for which the Company may be liable to DEVELOPER in a contract or non-fraud tort action for a Funding Default.

         1.13    Payment Method; Authorization to Advance for Limited Purposes.

                 (a) All payments to be made by DEVELOPER hereunder shall be made in lawful money of the United States, in immediately available funds, without set off, counterclaims, deduction or withholding of any type.

                 (b) So long as funds are still available to be drawn by DEVELOPER hereunder, and DEVELOPER is not in Default under this Agreement, DEVELOPER hereby authorizes the Company (i) to make daily Advances on behalf of DEVELOPER under this Agreement in accordance with the Company's customary practices and procedures solely to provide funds to DEVELOPER to cover payables, intercompany charges and other charges previously approved by DEVELOPER regardless of whether the DEVELOPER has specifically requested such Advance and without waiver of any of the Company's rights hereunder, and (ii) to make Advances under the Loan from time to time solely to pay interest on the Loan if and only if DEVELOPER does not pay interest when due hereunder. In the event that the Company makes any such daily Advances, DEVELOPER agrees to deliver to the Company, every two calendar weeks, a certificate of DEVELOPER in the form attached hereto as Exhibit B, which shall be signed by a duly authorized officer of the manager of DEVELOPER.





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                                   ARTICLE II

                            SECURITY AND COLLATERAL

         2.1 Security Interest. To secure payment and performance of DEVELOPER's obligations hereunder and under the Note, and any and all other indebtedness, obligations or liabilities of any kind of DEVELOPER to the Company, whether now existing or hereafter arising, direct or indirect, absolute or contingent, joint and/or several, arising by operation of law or otherwise, DEVELOPER hereby grants to the Company a continuing security interest in and to the following property and interests in property, whether now owned or hereafter acquired by DEVELOPER and wheresoever located:

                 (a) all of DEVELOPER's real estate, accounts, equipment (including, but not limited to machinery, furniture, fixtures, tools, vehicles, and other tangible property), inventory, leasehold improvements, contract rights (including its rights as lessee under all leases of real property), general intangibles, deposit accounts, tax refunds, chattel paper, instruments, notes, letters of credit, documents, and documents of title, capital stock or other ownership interests of all Subsidiaries (as defined in Section 6.11 hereof);

                 (b) all insurance proceeds of or relating to any of the foregoing;

                 (c) all of DEVELOPER's books, records, and computer programs and data relating to any of the foregoing; and

                 (d) all accessories and additions to, substitutions for, and replacements, products, and proceeds of, any of the foregoing (all of the foregoing, and all of the security described in Sections 2.2 and 2.3, being referred to collectively as the "Collateral").

         2.2 Pledge of Units. In addition to the security interest in the Collateral, DEVELOPER's obligations hereunder and under the Note and all other obligations of DEVELOPER to Company shall be secured by the security interest created pursuant to a unit pledge agreement between the Company and all of the members of DEVELOPER holding Voting Units, other than the Fund (the "Members"), substantially in the form attached hereto as Exhibit C (the "Unit Pledge Agreement").

         2.3 Subsidiary Security Documents. DEVELOPER shall cause each person or entity becoming a Subsidiary of DEVELOPER from time to time to execute and deliver to the Company, within five days after such person or entity becomes a Subsidiary, a security agreement substantially in the form attached hereto as Exhibit D, together with all financing statements and other related documents (including real estate mortgages) as the Company may request and such closing documents with respect to such Subsidiary of the type described in Article VII as the Company may request, sufficient to grant to the Company liens and security interests in all assets of each Subsidiary of the type described in Section 2.1. DEVELOPER





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shall from time to time execute and deliver to the Company, within five days after a person or entity becomes a Subsidiary of DEVELOPER, a pledge agreement substantially in the form of Exhibit C, pursuant to which DEVELOPER shall grant a security interest in favor of the Company in and to all shares of capital stock (or other equity interests) of such Subsidiary, together with the stock certificates evidencing such stock ownership (or other evidence of ownership) and accompanied by a stock power (or equity assignment) executed in blank. Any such pledge agreements executed by DEVELOPER and security agreements and other documents executed by a Subsidiary of DEVELOPER from time to time shall be included in the term "Security Instruments" used herein and the stock and assets of such Subsidiary covered by such Security Instruments shall be included in the term "Collateral" used herein.

         2.4 Preservation of Collateral and Perfection of Security Interests Therein.

                 (a) DEVELOPER shall execute and deliver to the Company, concurrently with the execution of this Agreement, and shall execute and deliver or cause any Subsidiary of DEVELOPER to execute and deliver to the Company at any time or times hereafter at the request of the Company or the Agent (as defined in Section 2.5 below), all financing statements or other documents, including mortgages on real estate owned by DEVELOPER or its Subsidiaries and Subsidiary security agreements (the "Security Instruments") (and pay the cost of filing or recording the same in all public offices deemed necessary by the Company), as the Company or the Agent may request, in forms satisfactory to the Company, and take all further action that the Company or the Agent may request, or which may be reasonably necessary or desirable, to perfect and keep perfected the security interest in the Collateral granted by DEVELOPER to the Company, to create and perfect the security interests in the assets of any Subsidiaries of DEVELOPER provided in Section 2.3 hereof, or otherwise to protect and preserve the Collateral and the Company's security interest therein. Should DEVELOPER fail to do so, the Company is authorized to sign any such Security Instruments as DEVELOPER 's agent.

                 (b) DEVELOPER will furnish to the Company from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Company may reasonably request, all in reasonable detail.

                 (c) DEVELOPER shall notify the Company, within five days after the occurrence thereof, of the acquisition of any property by DEVELOPER that is not subject to the existing liens and security interests, in favor of the Company, of any person or entity's becoming a Subsidiary, and of any other event or condition that may require additional action of any nature in order to create, preserve, or perfect the liens and security interests of the Company.

                 (d) DEVELOPER shall, and shall cause each Subsidiary to, cause all tangible Collateral to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual.





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         2.5     Alternate Security and Unit Pledge Agreements.  If requested by the Company in order for the transactions contemplated by this Agreement to comply with the limitations and restrictions of any applicable agreement between the Company and its lender or between its lender and its lender's banks and any bank designated as agent for its lender's banks ("Agent"), as amended from time to time, or to obtain a waiver therefrom, DEVELOPER hereby agrees that a security interest as referred to in Section 2.1 hereof, a pledge of Units as referred to in Section 2.2 hereof, and the additional security interests described in Sections 2.3 and 2.4 hereof may be granted directly to the Company's lender or to the Agent in lieu of or in addition to such grants to the Company, in which event appropriate alterations may be made to this
Article II and to the forms of the other Security Agreements, and references herein to such security, pledges, and deliveries thereof to the Company may be deemed to refer to the Agent, as appropriate.

                                  ARTICLE III

                             CONDITIONS TO ADVANCES

         Notwithstanding any other provisions contained in this Agreement, the Company's obligations to make any Advance (including an initial Advance) provided for in Section 1.1 shall be conditioned upon the following:

         3.1 No Material Adverse Change. No material adverse change, as determined by the Company in its sole discretion, in the financial condition, results of operations, assets, or business of DEVELOPER, shall have occurred at any time or times subsequent to the date thereof, or, in the event such a material adverse change shall have occurred, such change shall have been fully remedied without any material adverse effect on the financial condition, results of operations, assets or other business of DEVELOPER and its Subsidiaries taken as a whole to the satisfaction of the Company in its sole discretion.

         3.2 No Default. Neither a Default (as that term is defined in Article VIII hereof) nor any event which, through the passage of time or the service of notice or both, would mature into a Default (an "Event of Default") shall have occurred and be continuing.

         3.3 Representations and Warranties. The representations and warranties contained in Article IV hereof and in the Unit Pledge Agreement and the other Security Instruments shall be true and correct on and as of the date such Advance is made.

         3.4 Development Schedule. DEVELOPER shall be in compliance with the terms of the Development Schedule (as defined in the Development Agreement).

         3.5     Other Requirements.       The Company shall have received, in
form and substance satisfactory to it, all certificates, consents, affidavits, schedules, instruments, and other





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documents which DEVELOPER is obligated to provide to the Company hereunder or which the Company may at any time reasonably request.

         3.6 Advance Request. Other than the initial Advance, the Company shall have received, at least five business days prior to the day an Advance is to be made hereunder, (i) a certificate of DEVELOPER in the form attached hereto as Exhibit E, which shall be signed by the chief operating officer, chief financial officer or other officer of the manager of DEVELOPER that the Company deems appropriate, and (ii) copies of all other documents required to be delivered to Company under Section 5.1 below or otherwise reasonably requested.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         DEVELOPER represents and warrants that:

         4.1 Financial Statements. The financial statements to be furnished to the Company or the Agent in accordance with Section 5.1 below will be prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved, and will fairly present the financial condition of DEVELOPER and its Subsidiaries at the dates thereof and its results of operations for the periods indicated (subject, in the case of financial statements covering less than one full fiscal year, to normal recurring year-end adjustments).

         4.2 Member Units. DEVELOPER has previously furnished to the Company a true and correct copy of the certificate of formation of DEVELOPER and the LLC Agreement, including in each case all amendments thereto through the date of this Agreement. The holders of record (and beneficial owners, if any) of Units in DEVELOPER, and the number of Units owned of record by each such holder and beneficially owned by each such beneficial owner, are set forth on Exhibit A to the LLC Agreement, and the number of Units set forth on such Exhibit A constitute 100% of the issued and outstanding ownership interests in DEVELOPER. Except for the Additional Unit Options and except for options granted under DEVELOPER's 199_ Unit Option Plan and except as otherwise provided herein and in the Note, there are no outstanding options, warrants, rights, contracts or agreements of any kind for the issuance or sale of any Units or for the issuance or sale of any other member interests or obligations of DEVELOPER or for the purchase of any of its member interests.

         4.3 No Material Adverse Change. Since the date hereof, there has been no material adverse change in the financial condition, results of operations, assets, or business of DEVELOPER and its Subsidiaries, taken as a whole, or, in the event such a material adverse change shall have occurred, such change shall have been fully remedied without any material adverse effect on the financial condition, results of operations, assets or other business of





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DEVELOPER and its Subsidiaries taken as a whole to the satisfaction of the
Company in its sole discretion.

         4.4 No Pending Material Litigation or Proceedings. There are no actions, suits, investigations or proceedings pending or, to the knowledge of DEVELOPER or its Subsidiaries, threatened against or affecting DEVELOPER or its Subsidiaries or the business or properties of DEVELOPER or its Subsidiaries, in any court or before or by any governmental department, commission, board, agency or instrumentality, or any arbitrator. Neither DEVELOPER nor any of its Subsidiaries is in default with respect to any order, writ, injunction, or decree of any court or arbitrator or governmental agency.

         4.5     Valid Organization; Due Authorization; Valid and Binding
Agreement.

                 (a) DEVELOPER is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware, with power and authority to enter into and perform this Agreement and to issue the Note and incur the indebtedness to be evidenced thereby. DEVELOPER is qualified to do business and is in good standing in the State of __________________ and in each additional jurisdiction in which failure to so qualify could have a material adverse affect on its property, business, operations, or prospects.

                 (b) This Agreement and the Note have each been duly authorized by all required action on the part of DEVELOPER, and each of this Agreement and the Note has been duly executed and delivered by DEVELOPER and constitutes the legal, valid, and binding obligation of DEVELOPER enforceable in accordance with its terms.

                 (c) The execution and delivery of this Agreement and the Note and the performance by DEVELOPER of its obligations hereunder and thereunder are not in contravention of any law, rule or regulation, including without limitation Regulation G, T, U, or X of the Board of Governors of the Federal Reserve System, and will not conflict with or result in any breach of any of the provisions, or constitute a default under or result in the creation or imposition of any lien or encumbrance (except as expressly provided herein) upon any of the property of DEVELOPER pursuant to any of the provisions of the certificate of formation of DEVELOPER or the LLC Agreement or any agreement or instrument to which DEVELOPER is a party or by which it or its assets is bound.

                 (d) No consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other person, which has not been obtained or taken, is required for the execution and delivery of, or the performance by DEVELOPER of its obligations under, this Agreement or the Note.

         4.6 Conduct of Business. Since their inception, DEVELOPER and each Subsidiary has conducted its business and operations in a manner consistent with that of a franchisee of





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Company and has not engaged in any business other than the business of establishing, opening, and operating Stores.

         4.7 Absence of Material Liabilities. Neither DEVELOPER nor any Subsidiary has any material liabilities or obligations, either accrued, absolute, contingent, or otherwise, except (a) as set forth in its most recent unaudited balance sheet, (b) normal liabilities and obligations incurred in the ordinary course of business since the date of its most recent unaudited balance sheet, (c) those assumed from the Company in and pursuant to that certain Asset Purchase Agreement dated as of _____ __, 199_, and (d) obligations under contracts and agreements entered into in the ordinary course of business.

         4.8     Tax Matters.

                 (a) DEVELOPER and its Subsidiaries have filed all federal, state, and local tax returns which are required to be filed, except for extensions duly obtained, and has paid, or made provisions for the payment of, all taxes which have become due pursuant to such returns or pursuant to any assessment received by DEVELOPER or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

                 (b) DEVELOPER will be classified for tax purposes as a partnership within the meaning of Section 7701(a)(2) of the Internal Revenue Code of 1986, as amended ("Code"), and DEVELOPER is not a "publicly traded partnership" within the meaning of Section 7704 of the Code.

         4.9 Ownership of Collateral; Security Interest Priority. At the time any Collateral becomes subject to a security interest of the Company hereunder, unless the Company shall otherwise consent, (a) DEVELOPER or a Subsidiary shall be the lawful owner of such Collateral and have the right and authority to subject the same to the security interest of the Company, (b) none of the Collateral shall be subject to any lien or encumbrance other than that in favor of the Company (and other than federal and state securities law restrictions on shares of the Company's common stock), and (c) there shall be no effective financing statement covering any of the Collateral on file in any public office, other than in favor of the Company. This Agreement creates in favor of the Company a valid and perfected first-priority security interest in the Collateral enforceable against DEVELOPER or its Subsidiary, as the case may be, and all third parties and secures the payment of DEVELOPER's obligations hereunder and under the Note, and all other obligations of DEVELOPER to the Company, whether now existing or hereafter arising, and all filings and other actions necessary or desirable to create, preserve, or perfect such security interest have been duly taken. Notwithstanding the foregoing provisions of this Section 4.9, clause (b) and (c) and the immediately preceding sentence of this Section 4.9 shall not be inaccurate by reason of any purchase money security interest (including pursuant to a financing lease) in any equipment for DEVELOPER's Stores.

         4.10 Location of Offices, Records, and Facilities. DEVELOPER's chief executive office and chief place of business and the office where DEVELOPER keeps its records concerning its accounts, contract rights, chattel papers, instruments, general intangibles, and other obligations arising out of or in connection with the operation of its business or otherwise ("Receivables"), and all originals of all leases and other chattel paper which evidence Receivables, are located in the State of __________, at the address of DEVELOPER set forth in Section 9.4 hereof (as such address may be changed from time to time in accordance therewith). The federal tax identification number of DEVELOPER is _____________. The name of DEVELOPER is "______________, _____." and DEVELOPER operates under no other names other than the name
______________ on its Stores pursuant to and in accordance with any applicable Franchise Agreement with the Company.

         4.11    Location of Inventory, Fixtures, Machinery, and Equipment.

                 (a) All Collateral consisting of inventory, fixtures, machinery, or equipment is located within the Development Area and at no other locations without the prior written consent of the Company.

                 (b) If the Collateral described in clause (a) is kept at leased locations, DEVELOPER has used its best efforts to obtain appropriate landlord lien waivers or subordination satisfactory to the Company, unless such has been waived in writing by the Company for the particular instance.

                 (c) If the Collateral described in clause (a) is warehoused, DEVELOPER has sent appropriate warehousemen's notices, each reasonably satisfactory to the Company, unless such has been waived by the Company for the particular instance.

         4.12 Investment Company Act. DEVELOPER is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         4.13 Public Utility Holding Company Act. DEVELOPER is not a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         4.14 Subsidiaries. DEVELOPER has no Subsidiaries as of the date of this Agreement.

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

         DEVELOPER covenants and agrees that so long as this Agreement remains in effect:

         5.1     Financial Statements.

                 (a) DEVELOPER shall cause to be furnished to the Company and, at the Company's request, to the Company's lender or to the Agent: (i) as soon as practicable and in any event within 20 days after the end of each interim fiscal quarter, statements of income and cash flows of DEVELOPER and its Subsidiaries for such period and for the period from the beginning of the then current fiscal year to the end of such quarter and a balance sheet of DEVELOPER and its Subsidiaries as of the end of such quarter, setting forth in each case, in comparative form, figures for the corresponding periods in the preceding fiscal year, certified as accurate by the chief financial officer or treasurer of the manager of DEVELOPER, subject to changes resulting from normal, recurring year-end adjustments; (ii) as soon as practicable and in any event within 60 days after the end of each fiscal year, statements of income and cash flows of DEVELOPER and its Subsidiaries for such year, and a balance sheet of DEVELOPER and its Subsidiaries as of the end of such year, setting forth in each case, in comparative form, corresponding figures for the preceding fiscal year and as of the end of the preceding fiscal year, audited by independent certified public accountants selected by the Company and reasonably satisfactory to DEVELOPER; and (iii) as soon as practicable (but in any event not more than five business days after the president or chief financial officer of the manager of DEVELOPER obtains knowledge of the occurrence of an event or the existence of a circumstance giving rise to an Event of Default or a Default), notice of any and all Events of Default or Defaults hereunder.

                 (b) All financial statements delivered to the Company, and if applicable, the Company's lender or the Agent pursuant to the requirements of Section 5.1(a) shall be prepared in accordance with generally accepted accounting principles consistently applied. Together with each delivery of financial statements required by Section 5.1(a), DEVELOPER shall deliver to the Company an officer's certificate stating that there exists no Default or Event of Default, or, if any Default or Event of Default exists, specifying the nature thereof, the period of existence thereof and what action DEVELOPER proposes to take or has taken with respect thereto. Together with each delivery of financial statements required by Section 5.1(a)(ii) above, DEVELOPER shall deliver to the Company a certificate of the accountants who performed the audit in connection with such statements stating that in making the audit necessary to the issuance of a report on such financial statements, they have obtained no knowledge of any Default or Event of Default, or, if such accountants have obtained knowledge of a Default or Event of Default, specifying the nature and period of existence thereof. Such accountants shall not be liable by reason of any failure to obtain knowledge of any Default or Event of Default which would not be disclosed in the ordinary course of an audit. DEVELOPER authorizes the Company to discuss the financial condition of DEVELOPER with DEVELOPER's independent public accountants and agrees that such discussion or communication shall be without liability to either the Company or DEVELOPER's independent public accountants.

         5.2 Inspection. The Company, or any person designated from time to time by the Company, shall have the right, from time to time hereafter, to call at DEVELOPER's or its Subsidiaries' place or places of business during ordinary business hours, and, without hindrance or delay, (a) to inspect, audit, check, and make copies of and extracts from DEVELOPER's and its Subsidiaries' books, records, journals, orders, receipts, and any correspondence and other data relating to the business of DEVELOPER or its Subsidiaries or to any transactions between the parties hereto, and (b) to discuss the affairs, finances, and business of DEVELOPER and its Subsidiaries with the officers of DEVELOPER and its Subsidiaries.

         5.3     Conduct of Business.

                 (a) DEVELOPER shall, and shall cause each Subsidiary to (i) maintain its existence and qualification to do business in good standing in each jurisdiction where the failure to be so qualified would have a material adverse effect on the financial condition of DEVELOPER or its Subsidiaries,
(ii) maintain in full force and effect all licenses, bonds, franchises, leases, patents, contracts, and other rights necessary to the conduct of its business, and (iii) comply with all applicable laws and regulations of any federal, state, or local governmental authority, including those relating to environmental matters, labor and employment laws and employee benefit matters.

                 (b) DEVELOPER shall, and shall cause its Subsidiaries to, duly pay and discharge (i) all lawful claims, whether for labor, materials, supplies, services, or anything else, which might or could, if unpaid, become a lien or charge upon its property or assets, unless and to the extent only that the validity thereof is being contested in good faith and by such appropriate proceedings, (ii) all of its trade bills when due in accordance with customary practice, and (iii) all taxes, unless and to the extent that the validity thereof is being contested by DEVELOPER in good faith and by appropriate proceedings.

                 (c) DEVELOPER shall, and shall cause each Subsidiary to, conduct its business and operations in a manner consistent with that of a multi-unit food service establishment, and shall not, and shall not permit any Subsidiary to, engage in any business other than the business of establishing, opening, and operating Stores in the Development Area.

         5.4     Insurance.

                 (a) DEVELOPER shall keep and maintain, and shall cause its Subsidiaries to keep and maintain, at their sole cost and expense, (i) insurance on their assets for at least 80% of the full replacement value (or the full insurable value) thereof against loss or damage by fire, theft, explosion, and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses similarly situated; and (ii) public liability insurance relating to DEVELOPER's and its Subsidiaries' ownership and use of their assets.

                 (b) All such policies of insurance shall be in such form and in such amounts as is customary in the case of other owners or users of like properties in similar businesses, with insurers as shall be reasonably satisfactory to the Company. Upon demand, DEVELOPER shall deliver to the Company the original (or certified) copy of each policy of insurance, and evidence of payment of all premiums for each such policy. Such policies of insurance (except those of public liability) shall contain an endorsement in form and substance acceptable to the Company, showing the Company as an additional insured. Such endorsement, or an independent instrument furnished to the Company, shall provide that all insurance companies will give the Company at least 30 days prior written notice before any such policy or policies of insurance shall be altered or canceled. DEVELOPER and each Subsidiary hereby directs all insurers under such policies of insurance (except those of public liability) to pay all proceeds payable thereunder for claims in excess of the aggregate amount of $50,000 directly to the Company, and DEVELOPER irrevocably appoints the Company (and all officers, employees, or agents designated by the Company), as DEVELOPER's and the Subsidiaries' true and lawful agent (and attorney-in-fact) for the purpose of endorsing the name of DEVELOPER or such Subsidiary on any check, draft, instrument, or other item of payment for such proceeds. Any proceeds received by the Company shall be applied to DEVELOPER's obligations hereunder, and any overage shall be paid to DEVELOPER. DEVELOPER and each Subsidiary irrevocably appoints the Company, from and after a Default or an Event of Default, as DEVELOPER's and each Subsidiary's true and lawful agent (and attorney-in-fact) for the purpose of making, settling, and adjusting claims under such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. In the event DEVELOPER or any Subsidiary at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then the Company, without waiving or releasing any Default or Event of Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which the Company deems advisable. All sums so disbursed by the Company, including reasonable attorneys' fees, court costs, expenses, and other charges relating thereto, shall be part of DEVELOPER's obligations hereunder, payable by DEVELOPER to the Company on demand.

         5.5 Notice of Suit or Adverse Change in Business. DEVELOPER shall give written notice to the Company (a) as soon as possible, and in any event within five business days after DEVELOPER receives actual notice (written or oral) of any material proceeding(s) being instituted or threatened to be instituted by or against DEVELOPER or any Subsidiary in any federal, state, or local court or before any commission or other regulatory body (federal, state, or local), and (b) as soon as possible, and in any event within five business days after DEVELOPER learns of any material adverse change in the financial condition, results of operations, business, or assets of DEVELOPER or any Subsidiary.

         5.6 Use of Proceeds. Except as otherwise authorized in writing by the Company, DEVELOPER shall use the proceeds of the Loan solely for the purposes set forth in Article I hereof. DEVELOPER will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any person for the purpose of purchasing or carrying any such margin stock.

         5.7 Registration of Units. DEVELOPER covenants that if any units to be issued upon conversion of the Note or exercise of the Option require registration with or approval of any governmental authority under any Federal or state law before such units may be issued upon such conversion of exercise, DEVELOPER will, at its expense and as expeditiously as possible, cause such units to be duly registered or approved, as the case may be.

         5.8 Additional Members. DEVELOPER agrees to cause each person (other than the Company and the Fund) becoming a Member holding Voting Units from time to time after the date of the Unit Pledge Agreement to execute and deliver to the Company within five days after such person becomes a Member a copy of the Unit Pledge Agreement.

         5.9 Rights Regarding Future Financings. Except for the exercise of the Additional Unit Options, if, at any time after the Closing Date through the later of the date on which the outstanding principal balance of the Loan and all accrued interest thereon is paid in full or the expiration of the term of the Option in accordance with the provisions of Section 1.10 hereof, advances of debt and purchases of equity by the Company under this Agreement aggregate at least 75% of the Maximum Principal Balance, and DEVELOPER determines that it requires additional financing (whether debt or equity) (including, but not limited to, all capital-type transactions and sale/leaseback transactions), it agrees (a) to negotiate in good faith with the Company for a period of 60 days with regard to any portion or the entire amount (at the option of the Company) of such financing prior to negotiating with any other entity with regard thereto, (b) in the event DEVELOPER has engaged in good faith negotiations under clause (a) of this Section 5.9 and such negotiations have been unsuccessful, to notify the Company of the existence of any other financing arrangement it proposes to consummate and the terms and conditions thereof and grant to the Company a right of first refusal with respect to such financing on the same terms and subject to the same conditions contained therein and upon receipt of such notice (setting forth in detail all relevant terms and conditions of such financing), in which event the Company shall have 30 days thereafter in which to agree to assume all of the financing on the same terms and conditions, and (c) with respect to any financing other than a pure debt financing in which the debt instrument to be offered has no equity-type features, to grant to the Company a right to participate therein on a fully diluted basis for a period of 60 days, which right may be satisfied, at the Company's option, by increasing the Maximum Principal Balance available to be borrowed by DEVELOPER hereunder (with corresponding increases in the Company's conversion and Option rights) rather than purchasing or otherwise participating in the instrument or security to be offered by DEVELOPER. As used herein "a right to participate therein on a fully diluted basis" shall mean the Company's right to maintain the same percentage equity interest in DEVELOPER (calculated by including as outstanding the units subject to all outstanding options and warrants, including units which the Company then has a right to purchase hereunder either through conversion pursuant to Section 1.9 or the exercise of its Option pursuant to Section 1.10 hereof) after such financing is completed as it had prior to such financing. The Company acknowledges that the right of first negotiation as set forth in clause (a) above does not preclude DEVELOPER from making inquiries in the relevant marketplace to obtain information regarding the terms of a financing solely for purposes of comparison. The failure by the Company to exercise its rights under any provision of this Section 5.9 within the time period specified shall be deemed to constitute a waiver of its rights under such provision.

         5.10 Company Loan Compliance. DEVELOPER agrees that, at the time that it becomes a subsidiary of the Company, if ever, it will not incur any indebtedness or create any lien which would cause the Company to be in default of any lending arrangement or credit agreement to which the Company or its parent company, if any, is a party.

         5.11 Company Loan Agreement Representations. DEVELOPER agrees that, at the time that it becomes a subsidiary of the Company, if ever, it will conduct its business and take such action (or refrain from taking such action) as to cause to be true and correct at all relevant times the representations or warranties applicable to a subsidiary contained in any lending arrangements or credit agreements to which the Company and/or its parent company, if any, is a party.

         5.12 Company Subsidiaries. Each corporation or other entity becoming a Subsidiary of DEVELOPER after the date hereof will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization and will be duly qualified to do business in each additional jurisdiction where the failure to be so qualified would have a material adverse effect on such Subsidiary. Each Subsidiary of DEVELOPER will have all requisite power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted. All outstanding shares of capital stock or other units of ownership interest of each class of each Subsidiary of DEVELOPER will be validly issued and will be fully paid and nonassessable and will be owned, beneficially and of record, by DEVELOPER or another Subsidiary of DEVELOPER free and clear of any liens.

         5.13 Place of Business. DEVELOPER will provide the Company with 60 days' prior written notice of any proposed change in the location of its chief executive office. DEVELOPER shall not change its name without the prior written consent of the Company.

         5.14    Location of Inventory, Fixtures, Machinery, and Equipment.

                 (a) All Collateral consisting of inventory, fixtures, machinery, and equipment, shall at all times be located within the Development Area, and at no other locations without the prior written consent of the Company.

                 (b) If the Collateral described in clause (a) is at any time kept at leased locations, DEVELOPER shall use its best efforts to obtain appropriate landlord lien waivers or subordination satisfactory to the Company, unless such has been waived in writing by the Company for a particular instance.

                 (c) If the Collateral described in clause (a) is at any time warehoused, DEVELOPER shall send appropriate warehousemen's notices, each satisfactory to the Company, unless such has been waived by the Company for the particular instance.

         5.15 HSR Act Compliance. In the event the Company determines that any filing is required under the Hart- Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") in connection with any exercise of the conversion rights pursuant to Section 1.9 hereof or of the Option pursuant to
Section 1.10 hereof, DEVELOPER agrees to prepare and file with the Federal Trade Commission and the United States Department of Justice within 15 business days from the date of notice from the Company any notification required to be filed under the HSR Act or any rules or regulations promulgated thereunder.
The Company shall pay any filing fees required under the HSR Act in connection with such filing. Any information about DEVELOPER or its Subsidiaries contained in such filing shall be true and accurate in all material respects and responsive to the requirements of the HSR Act and any such rules and regulations. Each of DEVELOPER and the Company shall make available to the other party such information as may be required for the preparation of any such notification or related reports.

         5.16 Partnership Status for Tax Purposes. DEVELOPER will maintain at all times its status for tax purposes as a "partnership" within the meaning of Section 7701(a)(2) of the Code, and DEVELOPER will not take any action or omit to take any action that would cause DEVELOPER to become a "publicly traded partnership" within the meaning of Section 7704 of the Code.

         5.17 DEVELOPER's Fiscal Year. DEVELOPER shall adopt a fiscal year for tax and financial reporting purposes consistent with the fiscal year adopted by the Company from time to time. As of the date of this Agreement, DEVELOPER acknowledges that the Company's fiscal year is the 52/53-week period ending on the last Sunday in December and consists of 13 four-week period.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

         DEVELOPER covenants and agrees that, so long as this Agreement remains in effect (unless the Company shall give its prior written consent thereto):

         6.1 Guarantees; Loans; etc. DEVELOPER shall not, and shall not permit any Subsidiary to (a) guarantee, endorse or otherwise in any way become or be responsible for obligations of any other person, whether by agreement to purchase the indebtedness of any other person or through the purchase of goods, supplies, or services, or by agreement to maintain net worth, working capital, or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance, or loan for the purpose of paying or discharging any indebtedness or obligation of such other person or otherwise, except endorsements of negotiable instruments for collection in the ordinary course of business and (b) make loans or advances to any person, other than the loans evidenced by those certain promissory notes, each dated as of _____ __, 199_, from ___________, ___________, and _____________ payable to DEVELOPER in the principal amounts of $_________, __________, and __________, respectively (the "Member Notes").

         6.2 Disposal of Property. DEVELOPER shall not, and shall not permit any Subsidiary to, sell, lease, transfer, or otherwise dispose of any of its properties, assets, and rights (or agree to sell, lease, transfer, or otherwise dispose of any of its properties, assets, and rights) (including the Collateral) to any party except in the ordinary course of business.

         6.3 Compensation to Members and Others. Other than (a) reasonable salaries and other normal benefits (including options granted pursuant to a 199_ Unit Option Plan to be adopted by DEVELOPER with the consent of the Company (the "Plan")) to be paid to Members of DEVELOPER employed by DEVELOPER or the Manager, which salaries and benefits must be approved by the Company, and (b) the Member Notes (as defined in Section 6.1 hereof) DEVELOPER shall not make any loans to, or pay any compensation, bonuses, fees, options, or other amounts to any equity holder or to any of the affiliates or immediate family members of any such equity holder. DEVELOPER shall not, without the prior written consent of the Company, waive any default under the Member Notes or amend or modify in any way the Member Notes, the Plan, or any employment arrangement or agreement with any equity holder or any affiliate or immediate family member of any equity holder previously approved by the Company.

         6.4     Distributions and Redemptions.

                 (a) DEVELOPER shall not, directly or indirectly, (i) redeem, purchase, or otherwise retire any of its Units, (ii) make any distributions (in cash or securities) in any fiscal year or (iii) return capital of DEVELOPER to its members.

                 (b) Notwithstanding anything to the contrary contained herein, DEVELOPER shall make cash distributions to its members to the maximum extent permitted under the laws of the state of its organization, (i) after (A) satisfactory completion of the Development Schedule under each Development Agreement between DEVELOPER and the Company, as each such Development Agreement may be amended from time to time, and (B) establishment of reasonably adequate reserves for working capital and foreseeable contingencies, in each case so long as DEVELOPER is in compliance with the terms and provisions of this Agreement and maintains at all times Cash Flow during each fiscal quarter which is at least equal to the Prospective Fixed Charges for the next succeeding fiscal quarter and (ii) pursuant to and in accordance with Section 6.2 of the LLC Agreement.

                 (c) For purposes of this Section 6.4, the term "Cash Flow" for any fiscal quarter shall mean the sum of Net Earnings during such fiscal quarter plus all charges made by DEVELOPER during such quarter for depreciation and amortization in respect of its fixed assets and interest on the Loan, and any other long-term indebtedness, all as determined in accordance with generally accepted accounting principles consistently applied. The term "Net Earnings" shall mean the net income of DEVELOPER during such period as computed in accordance with generally accepted accounting principles consistently applied, and, without limiting the foregoing, after deduction from gross income of all charges and reserves, including charges and reserves for all taxes on or measured by income, but excluding any profits or losses on the sale or other disposition not in the ordinary course of business or fixed or capital assets or on the acquisition, retirement, sale, or other disposition of securities of DEVELOPER, and also excluding any taxes on such profits and any tax deductions or credits on account of any such losses. The term "Prospective Fixed Charges" shall mean for any fiscal quarter the same are to be determined one-fourth of the sum of (x) any principal payments on the Loan and on any other long term indebtedness (determined in accordance with generally accepted accounting principles consistently applied) scheduled to become due within such fiscal quarter and the succeeding three fiscal quarters and (y) interest to be paid during such period on the Loan and on any other long-term indebtedness.
In the event any interest required by this Section 6.4 to be included in the calculation of Prospective Fixed Charges is charged on a floating-rate basis which cannot be determined as to the future, then such interest shall be calculated for such period at the rate then in effect.

         6.5 Additional Indebtedness. Except as provided in Section 5.9 hereof, and except for trade payables and real estate lease obligations for Stores, in each case entered into in the ordinary course of business, DEVELOPER shall not, and shall not permit any Subsidiary to, incur additional indebtedness in excess of $5,000 as to any one item and $50,000 in the aggregate without the consent of the Company.

         6.6 Mergers, Consolidations, Acquisitions, etc. DEVELOPER shall not, and shall not permit any Subsidiary (a) to be a party to any consolidation, reorganization, or merger; (b) sell or otherwise transfer any part of its assets (except in the ordinary course of business and except as part of a financing as to which the Company has waived its rights pursuant to and in accordance with Section 5.9 hereof); (c) except as provided in Section
5.9 hereof, to effect any change in its capital structure or in any of its business objectives, purposes, and operations; (d) to acquire any capital in or equity ownership of another limited liability company, corporation, partnership, or other business organization; (e) to engage in any business other than the operation of Stores; or (f) to liquidate or dissolve or take any action with a view toward liquidation or dissolution.

         6.7 Certificate of Formation and LLC Agreement. DEVELOPER shall not make any changes in or amendments to its certificate of formation or the LLC Agreement as they are in effect as of the date hereof; except that DEVELOPER may amend its LLC Agreement solely to the extent necessary to consummate any financing as to which the Company has waived its rights pursuant to and in accordance with Section 5.9 hereof.

         6.8 Issuance of Units; Grant of Options; Exercise of Call Right. Except for (i) Voting Units which may be issued upon (A) exercise of options granted under DEVELOPER's 199_ Unit Option Plan pursuant to grants approved under clause (iii) of this Section 6.8, (B) exercise of the Option, (C) conversion of any portion of the outstanding principal balance of the Loan as provided in the Note, and (D) consummation of any financing as to which the Company has waived its rights pursuant to and in accordance with Section 5.9 hereof, (ii) exercise of the Additional Unit Options, (iii) options granted under the DEVELOPER's 199_ Unit Option Plan which are approved by the Company, in its sole discretion, and (iv) any increase in the Maximum Principal Balance as provided herein, DEVELOPER will not issue any additional units of membership interests or grant any option, warrant, or similar right to acquire units of membership interests.

         6.9 Liens. DEVELOPER shall not, and shall not permit any Subsidiary to, create, incur, or suffer to exist any lien on any of the assets, rights, revenues or property, real, personal, or mixed, tangible or intangible, whether now owned or hereafter acquired, of DEVELOPER or any Subsidiary, other than liens in favor of the Company and liens otherwise permitted under Section
4.9 hereof.

         6.10 Transactions with Affiliates. DEVELOPER shall not, and shall not permit any Subsidiary to, become a party to, or become liable in respect of, any contract or undertaking with any Affiliate (as defined in Section 9.2 hereof) except in the ordinary course of business and on terms not less favorable to DEVELOPER or such Subsidiary than those which could be obtained if such contract or undertaking was an arms length transaction with a person other than an affiliate.

         6.11 Subsidiaries. DEVELOPER shall not, and shall not permit any Subsidiary to, create or otherwise invest in any corporation, partnership, or other entity unless DEVELOPER or such Subsidiary owns directly 100% of the issued and outstanding equity interests therein (such 100% owned entity to be referred to herein as a "Subsidiary").

         6.12 Key Employee; Manager. DEVELOPER shall not remove, or otherwise diminish the responsibilities of, ___________ or the manager of DEVELOPER, for any reason whatsoever, nor shall any interest in the manager of DEVELOPER be sold, transferred or otherwise assigned, in each case without the Company's prior written consent.

                                  ARTICLE VII

                             CONDITIONS OF CLOSING

         The Company's obligations hereunder shall be subject to (a) the performance by DEVELOPER prior to or on the Closing Date of all of its covenants theretofore to be performed under this Agreement, (b) the accuracy of DEVELOPER's representations and warranties contained in this Agreement on the Closing Date, and (c) the satisfaction, prior to or on the Closing Date, of the following further conditions:

         7.1     Opinion of Counsel.

                 (a) The Company shall have received on the Closing Date from _________________________ an opinion, dated the Closing Date, , in the form attached hereto as Exhibit F with all blanks appropriately completed.

                 (b) The Company shall have received on the Closing Date from _________________________ an opinion, dated the Closing Date, that DEVELOPER will be taxed as a partnership within the meaning of Section 7701(a)(2) of the Code and that DEVELOPER will not be a "publicly traded partnership" within the meaning of Section 7704 of the Code.

         7.2 Proceedings and Documents. All proceedings to be taken in connection with the transaction contemplated by this Agreement and all documents incident to such transaction shall be satisfactory in form and substance to the Company and its counsel, and the Company shall have received all documents or other evidence which it and its counsel may reasonably have requested in connection with such transaction, including copies of records of all proceedings in connection with such transaction and compliance with the conditions set forth in this Article VII, in form and substance satisfactory to the Company and its counsel.

         7.3 Executed Documents. DEVELOPER and its Subsidiaries, and to the extent applicable, the members and their respective spouses, shall have each duly executed the following documents to which they are parties, and shall have delivered to the Company the following:

                 (a)      this Agreement;

                 (b)      the Note;

                 (c) the Accounting and Administration Services Agreement in the form of Exhibit G hereto (the "Accounting and Administration Services Agreement");

                 (d) the Investor Representation Letter set forth as Exhibit H hereto signed by each investor in the DEVELOPER;

                 (e)      the Unit Pledge Agreement;

                 (f) the Stock Pledge Agreement, together with stock certificates in form suitable for transfer and multiple stock powers executed in blank;

                 (g)      the Subsidiary Security Agreement, where applicable;

                 (h) Collateral Assignments of Tenant's Interest in Lease for each lease of real property to which DEVELOPER is a party (other than real property subleased to DEVELOPER by the Company);

                 (i) certificates for all shares of common stock of the Company owned by DEVELOPER in form available for transfer and multiple stock powers executed in blank; and

                 (j) such financing statements or other documents for filing with public officials with respect to the Security Instruments as the Company may reasonably request, including without limitation financing statements executed by each Partner.

         7.4     No Defaults.  There shall exist no Event of Default or
Default.

         7.5 Additional Deliveries. The Company shall have received, in form and substance satisfactory to it, copies of the following documents:

                 (a) DEVELOPER's certificate of formation, certified as true and correct by the Secretary of State of Delaware, dated within ten days prior to the Closing Date, and certified as true and correct as of the Closing Date by a duly authorized officer of the manager of DEVELOPER;

                 (b) the LLC Agreement, as it is in force and effect on the Closing Date, certified as true and correct by the Secretary or Assistant Secretary of the manager of DEVELOPER;

                 (c) certificate of good standing of the DEVELOPER from the Secretary of State of each of the States included within the Development Area, dated within 10 days of the Closing Date; and

                 (d) evidence satisfactory in form and substance to the Company of all required action taken by DEVELOPER to authorize, among other things, the execution, delivery, and performance by DEVELOPER of this Agreement, the Security Agreements and the Note and the consummation of the transactions contemplated hereby, including authorization to enter into the Area Development Agreement and any Franchise Agreement pursuant thereto and to issue Voting Units upon the conversion of the Loan and the exercise of the Option, certified as true and correct as of the Closing Date by a duly authorized officer of the manager of DEVELOPER.

         7.6 Opinion of Auditors. The Company shall have received on the Closing Date from the Company's independent public accountants an opinion, dated the Closing Date, in form and substance satisfactory to the Company, to the effect that the Note and the obligations incurred hereunder are deemed to be debt, and not equity, in accordance with generally accepted accounting principles.

         7.7 Members' Equity. The Company shall have received evidence satisfactory to it that DEVELOPER had, as of Closing Date, members' equity of at least $_________.

         7.8     Compliance with Company Credit Agreements.  The Company shall
(a) determine in good faith that this Agreement complies with applicable restrictions or limitations under any lending arrangements or credit agreements to which Company is a party, (b) obtain a written waiver of noncompliance of the transactions contemplated hereby with such agreements, or (c) deliver to its lender or the Agent from DEVELOPER such pledges, collateral, and other documentation as may be required to evidence compliance with such lending arrangements or credit agreements of the transactions contemplated hereby.



                                  ARTICLE VIII

                  DEFAULT, RIGHTS AND REMEDIES OF THE COMPANY

         8.1 Default. The occurrence of any of the following events or acts shall constitute a default ("Default"):

                 (a) Default in the payment when due of any portion of the principal on the Note and the continuance of such default for a period of three days;

                 (b) Default in the payment when due of any portion of the interest on the outstanding principal of the Note and the continuance of such default for a period of 10 days;

                 (c) any representation or warranty now or hereafter made in this Agreement, the Accounting and Administration Services Agreement, the Unit Pledge Agreement, the Subsidiary Security Agreement, the Note, any other Security Instrument, or any certificate hereunder or thereunder shall not be true, or any certificate, statement, report, financial data, or notice furnished at any time by DEVELOPER to the Company shall be materially inaccurate;

                 (d) any breach of, or failure to perform or observe, any covenant, condition, or agreement contained in the Unit Pledge Agreement, the Subsidiary Security Agreement or in any other Security Instrument, which in each case shall continue unremedied for a period of 10 calendar days following notice thereof from the Company, provided that such grace period shall not apply, and DEVELOPER shall be in Default immediately upon such breach, if, in the

Company's judgment, such breach may not be reasonably cured by DEVELOPER during such cure period;

                 (e) the breach of, or failure to perform or observe, any covenant, condition, or agreement contained in Sections 5.6, 5.16, 5.17, 6.1, 6.2, 6.4, 6.6, 6.7, 6.8, 6.10 or 6.11 of this Agreement;

                 (f) any breach of, or failure to perform or observe, any other covenant, condition, or agreement contained in this Agreement or the Note which shall continue unremedied for a period of 10 calendar days following notice thereof from the Company, provided that such grace period shall not apply, and DEVELOPER shall be in Default immediately upon such breach, if, in the Company's judgment, such breach may not reasonably be cured by DEVELOPER during such cure period;

                 (g) DEVELOPER or any Subsidiary shall (i) generally not, or shall be unable to, or shall admit in writing its inability to pay its debts as such debts become due, (ii) make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets, (iii) commence any proceeding under any bankruptcy, reorganization, arrangements, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, (iv) have any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or adjudication or appointment is made and which remains undismissed for a period of 60 days or more, (v) by any act or omission, indicate its consent to, approval of, or knowing acquiescence in any such petition, application, or proceeding, or order for relief, or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties, or (vi) suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of 60 days or more;

                 (h) DEVELOPER's default under, or breach of any provision of, the Development Agreement (other than a default which constitutes a default under Section 8.1(o) hereof);

                 (i) termination of the lesser of (a) 50% or (b) three of the Franchise Agreements to which DEVELOPER and the Company are parties;

                 (j)      dissolution or liquidation of the Company;

                 (k) there occurs a material adverse change in the financial condition, results of operations, assets, or business of DEVELOPER and its Subsidiaries taken as a whole, or, in the event such a material adverse change shall have occurred, such change shall not have been fully remedies without any material averse effect on the financial condition, results of operations, assets or other business of DEVELOPER and its Subsidiaries taken as a whole to the satisfaction of the Company in its sole discretion;

                 (l) DEVELOPER or any Subsidiary shall (a) fail to pay any indebtedness for borrowed money (other than the Note) of DEVELOPER or such Subsidiary, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and any applicable grace periods shall have expired, or (b) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration, after the giving of notice, of the maturity of such indebtedness, or (c) default in the performance or observance of any obligations under leases of real property if the effect of such default is to permit the termination of such lease and any applicable cure period therein has expired;

                 (m) one or more judgments, decrees or orders for the payment of money in excess of $100,000 in the aggregate and not otherwise fully covered by insurance shall be rendered against DEVELOPER or any of its Subsidiaries, and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of 20 consecutive days without being vacated, discharged, satisfied, escorted, stayed, or bonded pending appeal;

                 (n) the Unit Pledge Agreement, the Subsidiary Security Agreement, any other Security Instrument, or the security interests created under this Agreement shall be terminated, invalidated, or set aside or be declared ineffective or inoperative or in any way cease to give or provide to the Company the benefits purported to be created thereby;

                 (o) DEVELOPER fails to satisfy its development obligations for the Development Area or any Sub-Area (as defined in the Development Agreement) as set forth in Paragraph 3.C of the Development Agreement, so long as during the 180-day period immediately preceding the event giving rise to the default under this Section 8.1(p), both (i) there has been no Funding Default by the Company hereunder, and (ii) DEVELOPER has had (A) access to capital, either equity or debt, either directly or through sources provided by the Company, on commercially reasonable terms for a similarly situated restaurant business, or (B) income from operations, sufficient in either case to complete its development obligations; or

                                   [RESERVED]

         8.2     Default; Remedies.

                 (a) In the event a Default shall exist or occur the Company may:

                          (i)     terminate its obligations under this
Agreement and cease to make any further advances under Section 1.1, and shall have the right to declare the Note due and payable in full, without demand, presentment, or notice of any kind;

                          (ii)    in its sole and absolute discretion, exercise
any one or more of the rights and remedies accruing to a secured party under the Uniform Commercial Code with respect to the Collateral and any other applicable law upon default by a debtor;

                          (iii)   exercise its rights under the Unit Pledge
Agreement and/or the other Security Instruments;

                          (iv)    convert any portion of the outstanding
principal balance of the Loan into Voting Units as provided in the Note;

                          (v)     exercise all or a portion of the Option;

provided, however, that in the case of any event or condition described in
Section 8.1(g) with respect to DEVELOPER or any Subsidiary, the Company's obligations under this Agreement shall automatically terminate forthwith and all amounts owed by DEVELOPER hereunder and under the Note shall automatically become immediately due and payable without notice, demand, presentment, protest, diligence, notice of dishonor, or other formality, all of which are hereby expressly waived, and provided further that, in the case of any event described in Section 8.1(o), the Company's sole and exclusive remedies shall be the remedies described in subparagraphs (iv) and (v) above.

                 (b) In connection with the exercise of the Company's rights and remedies provided in Section 8.2(a)(ii), DEVELOPER hereby agrees to assemble the Collateral and make it available to the Company at a place to be designated by the Company which is reasonably convenient to both parties, authorizes the Company to take possession of the Collateral with or without demand and with or without process of law and to sell and dispose of the same at public or private sale and to apply the proceeds of such sale to the costs and expenses thereof (including reasonable attorneys' fees and disbursements incurred by the Company) and then to the payment and satisfaction of the Loan. Any requirement of reasonable notice shall be met if the Company sends such notice to DEVELOPER, by registered or certified mail, at least five days prior to the date of sale, disposition, or other event giving rise to a required notice. The Company may be the purchaser at any such sale. DEVELOPER expressly authorizes such sale or sales of the Collateral in advance of and to the exclusion of any sale or sales of or other realization upon any other collateral securing the Loan. The Company shall have no obligation to preserve rights against prior parties. DEVELOPER hereby waives as to the Company any right of subrogation or marshaling of such Collateral and any other collateral for the Loan. To this end, DEVELOPER hereby expressly agrees that any such collateral or other security of DEVELOPER or any other party which the Company may hold, or which may come to any of them or any of their possession, may be dealt with in all respects and particulars as though this Agreement were not in existence. The parties hereto further agree that public sale of the Collateral by auction conducted in any county in which any Collateral is located or in which the Company or DEVELOPER does business after advertisement of the time and place thereof shall, among other manners of public and private sale, be deemed to be a commercially reasonable disposition of the Collateral. DEVELOPER shall be liable for any deficiency remaining after disposition of the Collateral.

                 (c) All of the Company's rights and remedies under this Agreement are cumulative and nonexclusive. Any conversion of, or exercise of the Option with respect to, less than all of the principal balance outstanding under the Note shall not affect the Company's rights and remedies with respect to any portion not so converted or exercised.

         8.3 No Waiver. The Company's failure, at any time or times hereafter, to require DEVELOPER's strict compliance with or performance of any provision of this Agreement shall not waive, affect, or diminish any right of the Company thereafter to demand such strict compliance or performance therewith. Any suspension or waiver by the Company of a Default or an Event of Default by the Company under this Agreement or the Note shall not suspend, waive, or affect any other Default or Event of Default by DEVELOPER under this Agreement or the Note, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants, and representations of DEVELOPER contained in this Agreement or the Note and no Default or Event of Default by DEVELOPER under this Agreement or the Note shall be deemed to have been suspended or waived by the Company unless such suspension or waiver is in writing signed by an officer of the Company.

                                   ARTICLE IX

                                 MISCELLANEOUS

         9.1 No Oral Change. This Agreement may not be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

         9.2 Assignment. DEVELOPER may not assign any of its rights or delegate any of its obligations under this Agreement without the Company's written consent, which consent may be withheld in the Company's sole discretion. The Company may assign any of its rights or delegate any of its obligations under this Agreement (including assignment of this Agreement, the Note, the Unit Pledge Agreement and the Security Instruments), (a) without notice to DEVELOPER, (i) to any Affiliate of the Company (except DEVELOPER) or
(ii) in connection with any pledge of its assets under the Company's credit agreements and (b) with notice, but without any requirement of consent or approval, to any other person entity (except DEVELOPER). Any such assignment shall vest in the assignee all of the benefits under the documents so assigned. For purposes of this Agreement, the term "Affiliate" of a specified person shall mean any person or entity which directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

         9.3     Costs and Attorneys' Fees.

                 (a)  Except as provided in Section 2.4 hereof and subsection
(b) or (c) of this Section 9.3, each of the parties hereto shall pay its own expenses (including accounting fees) incident to the negotiation and execution of this Agreement and to the consummation of the transactions contemplated hereby.

                 (b) DEVELOPER shall pay all reasonable attorneys' fees and any costs and charges relating to or arising out of (i) the negotiation and drafting of this Agreement and all related documents and (ii) the enforcement by the Company of its rights to collect any portion of the Loan.

                 (c) In any action not founded solely on grounds covered by subsection (b) of this Section 9.3, the party to the action who does not prevail shall pay to the prevailing party the court costs and reasonable attorneys' fees and other expenses (including, but not limited to, fees and expenses of expert witnesses or consulting experts) incurred directly or indirectly by the prevailing party in connection with its prosecution or defense of the action, as the case may be.

         9.4 Communications and Notices. All communications and notices provided for in this Agreement or under the Note shall be in writing and shall be deemed to have been duly given if delivered personally to the party to whose attention the notice is directed or sent by overnight express, facsimile transmission, express mail delivery service, or registered or certified mail, return receipt requested, postage prepaid, and properly addressed as follows:

                          If to DEVELOPER:

                          with a copy to:

                          If to the Company:

                                  Einstein/Noah Bagel Corp.
                                  14123 Denver West Parkway
                                  Golden, CO   80401
                                  Attention:  Chief Financial Officer
                                  Facsimile:  (303) 216-3490
                          with a copy to:

                                  Einstein/Noah Bagel Corp.
                                  14123 Denver West Parkway
                                  Golden, CO   80401
                                  Attention:  General Counsel
                                  Facsimile:  (303) 216-3490

Any party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice. Any notice delivered personally shall be deemed to have been given when so delivered. Any notice delivered by facsimile transmission shall be deemed to have been given on the earlier of the date it is actually received or one day after such transmission. Any notice delivered by overnight express courier will be deemed to have been given on the next succeeding business day after the day it is sent to the intended recipient at the address set forth above, and any notice delivered by registered or certified mail or express mail delivery service shall be deemed to have been duly given on the earlier of the date it is actually received or three business days after it is sent to the intended recipient at the address set forth above.

         9.5 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF COLORADO APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

         9.6 Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

         9.7 Severability. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, and the provisions of this Agreement shall be severable in any such instance.

         9.8 Avoidance. To the extent that the Company receives any payment on account of DEVELOPER's obligations hereunder, and any such payment(s) and/or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated, and/or required to be repaid to a trustee, receiver, or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payment(s) or proceeds received, DEVELOPER's obligations hereunder, or part thereof intended to be satisfied, shall be revived and continue in full force and effect, as if such payment(s) and/or proceeds had not been received by the Company.

         9.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

         9.10 Entire Agreement. This Agreement, the Note, the Unit Pledge Agreement, the Security Instruments and the exhibits to each of the foregoing contain the entire agreement of the parties hereto with respect to the transactions contemplated herein, and collectively supersede all prior understandings and agreements of the parties with respect to the subject matter hereof.

         9.11    General Indemnity.  In addition to the payments pursuant to
Section 9.3, DEVELOPER agrees to indemnify, pay, and hold the Company and any holder of the Note, and the officers, directors, employees, agents, and Affiliates of the Company and any such holder (collectively, the "Indemnitees"), harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for any of such Indemnitees in connection with any investigative, administrative, or judicial proceeding commenced or threatened, whether or not any of such Indemnitees shall be designated a party thereto) that may be imposed on, incurred by, or asserted against any Indemnity, in any manner relating to or arising out of this Agreement, the Note, the Unit Pledge Agreement, the Subsidiary Security Agreement, the Security Instruments and the exhibits or any other agreements or document executed and delivered by DEVELOPER in connection therewith, DEVELOPER's use and operation of the Stores, including any damage to public or worker health and safety or the environment, the Company's agreement to make the Loan hereunder, or the use or intended use of the proceeds of the Loan (the "indemnified liabilities"); provided that DEVELOPER shall have no obligation to an Indemnity hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Indemnity. To the extent that the undertaking to indemnify, pay, and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, DEVELOPER shall contribute the maximum portion that it is permitted to pay under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them. The provisions of the undertakings and indemnification set out in this Section 9.11 shall survive satisfaction and payment of DEVELOPER's obligations hereunder and termination of this Agreement.

         9.12 Limitation on Damages. Notwithstanding anything to the contrary herein no party hereto shall be liable for consequential, indirect, incidental, special, speculative, or punitive damages (including, but not limited to, loss of revenue or profit) whether such claim alleges breach of contract, tortious conduct including, but not limited to, negligence, or any other theory, provided that nothing herein shall limit or otherwise restrict DEVELOPER's obligation to pay fees under the Accounting and Administration Services Agreement or royalties, advertising fund contributions, fees and all other payments that may become due under the Development Agreement or any Franchise Agreement entered into pursuant thereto.

         9.13 Submission to Jurisdiction. DEVELOPER agrees that any legal action or proceeding with respect to this Agreement, the Note, the Unit Pledge Agreement, the Subsidiary Security Agreement, the Accounting and Administration Services Agreement or any Security Instrument or the transactions contemplated hereby may be brought in any court of the State of Colorado, or in any court of the United States of America sitting in Colorado, and DEVELOPER hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to their respective person and property, and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to DEVELOPER or by the mailing thereof by registered or certified mail, postage prepaid to DEVELOPER at the address for DEVELOPER set forth in Section 9.4. Nothing in this paragraph shall affect the right of the Company to serve process in any other manner permitted by law or limit the rights of the Company to bring any such action or proceeding against DEVELOPER or property in the courts of any other jurisdiction. DEVELOPER hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

         9.14 Waiver of Jury Trial. No party to this instrument, which includes any assignee, successor, heir or personal representative of a party, shall seek a jury trial in any lawsuit, proceeding, counterclaim, or any other litigation procedure based upon, or arising out of this Agreement, the Note, the Unit Pledge Agreement, the Subsidiary Security Agreement, the Accounting and Administration Services Agreement, any Security Instrument, any related instrument, or the dealings or the relationship between the parties. No party will seek to consolidate any such action, in which a jury has been waived, with any other action in which a jury trial cannot or has not been waived.

         THE PROVISIONS OF THIS SECTION 9.14 HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE COMPANY IN ENTERING INTO THIS AGREEMENT.

         IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date and year first above written.

                                                   EINSTEIN/NOAH BAGEL CORP.



                                                   By:
                                                        -----------------------
                                                   Its: Vice President


                                                   ----------------------------


                                                   By:
                                                        -----------------------
                                                   Its: Manager


                                                        By:
                                                           --------------------
                                                        Title:  President

                                    EXHIBITS

Exhibit A               Convertible Secured Note

Exhibit B               Borrowing Certificate

Exhibit C               Unit Pledge Agreement

Exhibit D               Subsidiary Security Agreement

Exhibit E               Advance Certificate

Exhibit F               Opinion of Counsel of DEVELOPER

Exhibit G               Accounting and Administration Services Agreement

Exhibit H               Investor Representation Letter

                                                                       EXHIBIT A

                            CONVERTIBLE SECURED NOTE

$_____________                                                  Golden, Colorado
                                                           as of ______ __, 199_

         FOR VALUE RECEIVED, ______________________, a Delaware limited liability company (the "DEVELOPER"), promises to pay to the order of Einstein/Noah Bagel Corp., a Delaware corporation (the "Company"), pursuant to the Loan Agreement (as hereinafter defined) at such place as the Company may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of _________________ dollars ($_________) and any interest thereon, or, if less, the aggregate unpaid amount of the Loan made pursuant to Section 1.1 of the Loan Agreement and any interest thereon.

         This Note evidences the Loan made under, and is referred to in and is executed and delivered pursuant to, a Secured Loan Agreement as of even date herewith between the DEVELOPER and the Company (the "Loan Agreement"), to which reference is hereby made for a statement of the terms and conditions under which this Note may be repaid and accelerated and for a description of the collateral and security securing this Note. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

         Interest shall accrue daily on the aggregate outstanding principal balance of the Loan for the period commencing on the date the Loan is made until the Loan is paid in full, at a per annum rate equal to the rate designated and announced by Bank of America Illinois or its successor in interest (the "Bank") from time to time as its "reference rate" in effect at its principal office in Chicago, Illinois, plus 1%. The interest rate shall be adjusted, from time to time, on the same day on which the Bank adjusts its "reference rate." Interest only on the outstanding principal amount of the Loan shall be payable in arrears on the first day of each Retail Period during the Interest Payment Period. Interest on the outstanding principal amount of the Loan shall also be payable as otherwise provided herein in connection with principal payments and at maturity (whether by acceleration or otherwise).

         Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed.

         Any principal payment due under this Note not paid when due, whether at stated maturity, by notice of repayment, by acceleration or otherwise, shall, to the extent permitted by applicable law, thereafter bear interest (compounded monthly and payable upon demand) at a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Note in respect of such principal amount until such unpaid amount has been paid in full (whether before or after judgment).

         Except as otherwise provided in the Loan Agreement, unless accelerated, the outstanding principal amount of the Loan shall be payable to the Company in 65 substantially equal periodic installments of principal (the amount of which periodic installments of principal shall be determined at the close of business on the Draw Loan Termination Date based on a schedule amortizing such outstanding principal balance of the Loan as of such date in 130 substantially equal periodic installments of principal), plus accrued but unpaid interest, on the first day of each Retail Period, commencing on the first day of the fourth Retail Period in the Company's fiscal year 2000 and continuing until the first day of the fourth Retail Period in the Company's fiscal year 2005, when the entire principal balance of the Loan and all interest accrued thereon shall be due and payable.

         This Note may be prepaid at any time without payment of penalty or premium. All payments made hereunder shall be applied first to interest and then to outstanding principal.

         If payment hereunder becomes due and payable on a Saturday, Sunday, or legal holiday, under the laws of the State of Colorado, the due date thereof shall be extended to the next succeeding business day.

         Demand, presentment, protest, diligence, notice of dishonor, and any other formality are hereby expressly waived by the DEVELOPER and any endorser or guarantor.

                                   ARTICLE I

                               CONVERSION OF NOTE

         1.1 The holder of this Note shall have the right, at such holder's option, to convert, subject to the terms, conditions and provisions of this
Article I, the outstanding principal balance of this Note or any portion thereof into Voting Units at the price of $____ per Voting Unit, or, in the event an adjustment of such price has occurred pursuant to the provisions of
Section 1.3, then at the price as last adjusted (referred to herein as the "Conversion Price"), at any time after both of the following have occurred: (i) ________ __, 199_ and (ii) such time as DEVELOPER has completed not less than 80% of the Development Schedule set forth in the Development Agreement, and up to the later of (y) the date on which the DEVELOPER has properly repaid the outstanding principal balance of the Loan and all accrued interest thereon in full or (x) the first day of the ______ Retail Period in the Company's fiscal year ____; provided, however, that nothing herein shall impair, restrict or prohibit the exercise of remedies, including exercise of the conversion right, under Section 8.2 of the Loan Agreement upon the occurrence of a Default. In the event the outstanding principal balance of this Note is to be converted, the holder shall surrender this Note to the DEVELOPER at any time during usual business hours together with written notice (hereinafter referred to as "Conversion Notice") that the holder elects to convert this Note into Voting Units in accordance with the provisions of this Article I, and specifying the name or names in which the certificate or certificates, if any, evidencing the Voting Units issuable upon such conversion shall be registered, together with the addresses of the persons so named. In the event this Note is to be converted in part only, the DEVELOPER shall, upon surrender of this Note, execute and deliver to the holder thereof, at the expense of the DEVELOPER, a new Note in principal amount equal to the unconverted portion of this Note. In no event shall accrued interest be convertible into Voting Units.

         1.2 As promptly as practicable after the surrender, as herein provided, of this Note for conversion and the receipt of the Conversion Notice relating thereto, the DEVELOPER shall deliver to or upon the written order of the holder of this Note a certificate or certificates, or other evidence of ownership if Voting Units are uncertificated, representing the number of Voting Units of the DEVELOPER into which this Note may be converted in accordance with the provisions of this Article I and a new Note for any unconverted portion of the principal amount hereof. Subject to the following provisions of this
Section 1.2, such conversion shall be deemed to have been made immediately before the close of business on the date that this Note shall have been surrendered for conversion together with the Conversion Notice, so that the rights of the holder of this Note as a Noteholder shall cease at such time and the person or persons entitled to receive the Voting Units upon conversion of this Note shall be treated for all purposes as having become the record holder or holders of such Voting Units at such time, and such conversion shall be at the Conversion Price in effect at such time. If the last day for the exercise of the conversion right shall not be a business day, then such conversion right may be exercised on the next succeeding business day.

         1.3 (a) In case of any reclassification or change of outstanding Units, or in case of any consolidation or merger of the DEVELOPER with or into any partnership, corporation, or other entity (other than a merger in which the DEVELOPER is the surviving corporation and which does not result in any reclassification or change of outstanding Units, other than a change in number of Units issuable upon conversion of this Note) or in case of any sale or conveyance to any partnership, corporation, or other entity of the property of the DEVELOPER as an entirety or substantially as an entirety, then the holder of this Note shall have the right thereafter to convert this Note into the kind and amount of units and other securities and property receivable upon such reclassification, change, consolidation, merger, sale, or conveyance by a holder of the number of Voting Units of the DEVELOPER issuable upon conversion of this Note immediately prior to such reclassification, change, consolidation, merger, sale, or conveyance, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for herein.

         (b) The Conversion Price shall be adjusted in the event the DEVELOPER shall at any time (i) make a subdivision of or combine Units outstanding or (ii) make a distribution in cash, in kind, or in securities of any kind (including, but not limited to, any Unit split, other than cash distributions permitted pursuant to the provisions of Section 6.4 of the Loan Agreement ("Permitted Distributions")). In the event the DEVELOPER makes a subdivision of Units or makes a distribution in cash, in kind, or in securities of any kind (other than Permitted Distributions), the Conversion Price in effect immediately prior to such action shall be appropriately decreased, and in the event the DEVELOPER shall at any time combine Units outstanding, the Conversion Price in effect immediately prior to such combination shall be appropriately increased. An adjustment made pursuant to this Section 1.3(b) shall, in the event of a subdivision or combination, become effective retroactively immediately after the effective date thereof, and shall, in the event of a distribution, become effective retroactively immediately after the record date for the determination of members entitled thereto. Whenever the Conversion Price is adjusted, pursuant to this Section 1.3(b), the DEVELOPER shall promptly cause a notice to be given to such holder of this Note which will state the adjusted Conversion Price.

         (c) The DEVELOPER covenants that if any Units to be issued upon conversion of this Note require registration with or approval of any governmental authority under any federal or state law before such Units may be issued upon conversion, the DEVELOPER will, at its expense and as expeditiously as possible, cause such Units to be duly registered or approved, as the case may be.

         (d) Any issuance of certificates, or other evidence of ownership if Voting Units are uncertificated, for Voting Units upon the conversion of this Note shall be made without charge to the converting Noteholder for any tax in respect of the issuance of such certificates or other evidence of ownership, and such certificates or other evidence of ownership shall be issued in the respective names of, or in such names as may be directed by, the holder of this Note;

provided, however, that the DEVELOPER shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate or other evidence of ownership in a name other than that of the holder of this Note, and the DEVELOPER shall not be required to issue or deliver such certificates or other evidence of ownership unless and until the person or persons requesting the issuance thereof shall have paid to the DEVELOPER the amount of such tax or shall have established to the reasonable satisfaction of the DEVELOPER that such tax has been paid.

         (e) Conversion of any portion of the principal balance of this Note shall not relieve the DEVELOPER of its obligation to pay any accrued but unpaid interest as of the date of conversion on the portion of the principal balance of this Note so converted.

         (f) To the extent that any portion of this Note is not converted into Voting Units, such portion shall remain a secured debt of the DEVELOPER payable in accordance with the terms of the Loan Agreement.

                                   ARTICLE II

                                    ADVANCES

         2.1 Loan advances may be made from time to time by the Company to the DEVELOPER in the manner and on the terms and subject to the conditions set forth in the Loan Agreement. Upon granting each loan advance, the Company shall record the making and amount of such advance on its books in a separate loan account, and shall also record in the loan account all payments made by the DEVELOPER with respect to the Loan. The aggregate amount of all Advances, less the amounts of payment of principal made by the DEVELOPER, shall be the principal amount outstanding under this Note. The loan account shall be prima facie evidence of the unpaid amount of principal outstanding under this Note; provided, however, that failure to maintain such account or record any advances therein shall not relieve the DEVELOPER of its obligations to repay the outstanding principal amount of the Loan, all accrued interest thereon, and any amount payable with respect thereto in accordance with the terms of this Note.

                                  ARTICLE III

                     DEFAULT, RIGHTS AND REMEDIES OF HOLDER

         3.1 The occurrence of a Default shall be a default under this Note. Upon any default under this Note, the holder of this Note may declare this Note due and payable in full and exercise such other rights and remedies as are available to the holder under the Loan Agreement or applicable law.

         3.2 If there is any default under this Note, and this Note is placed in the hands of an attorney for collection, or is collected through any court, including any bankruptcy court, the DEVELOPER promises to pay to the order of the holder hereof such holder's reasonable attorneys' fees and court costs incurred in collecting or attempting to collect or securing or attempting to secure this Note or enforcing the holder's rights with respect to the Collateral, to the extent allowed by the laws of the State of Colorado or any state in which any Collateral is situated.

                                   ARTICLE IV

                                 MISCELLANEOUS

         4.1 THIS NOTE HAS BEEN DELIVERED IN, AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF, THE STATE OF COLORADO APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

         4.2 The holder of this Note may, with or without notice to any party, and without affecting the obligations of any maker, surety, guarantor, endorser, accommodation party, or any other party to this Note (i) extend the time for payment of either principal or interest from time to time, (ii) release or discharge any one or more parties liable on this Note, (iii) suspend the right to enforce this Note with respect to any persons, (iv) change, exchange, or release any property in which the holder has any interest securing this Note, (v) justifiably or otherwise, impair any of the Collateral or suspend the right to enforce against any such Collateral, and (vi) at any time it deems it necessary or proper, call for and, should it be made available, accept, as additional security, the signature or signatures of additional parties or a security interest in property of any kind or description or both.

         4.3 Any provision herein, or in the Loan Agreement, or any other document executed or delivered in connection herewith or therewith, or in any other agreement or commitment, whether written or oral, expressed or implied, to the contrary notwithstanding, neither the Company nor any holder hereof shall in any event be entitled to receive or collect, nor shall any amounts received hereunder be credited, so that the Company or any holder hereof shall be paid, as interest, a sum greater than the maximum amount permitted by applicable law to be charged to the person primarily obligated to pay this Note at the time in question. If any construction of this Note or the Loan Agreement, or any and all other papers, agreements or commitments, indicate a different right given to the Company or any holder hereof to ask for, demand, or receive any larger sum as interest, such is a mistake in calculation or wording which this clause shall override and control, it being the intention of the parties that this Note, the Loan Agreement, and all other documents executed or delivered in connection herewith shall in all ways comply with applicable law and proper adjustments shall automatically be made accordingly. In the event that the Company or any holder hereof ever receives, collects, or applies as interest, any sum in excess of the maximum amount permitted by applicable law, if any, such excess amount shall be applied to the reduction of the unpaid principal balance of this Note, and if this Note is paid in full, any remaining excess shall be paid to the DEVELOPER. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum amount permitted by applicable law, if any, the DEVELOPER and any holder hereof shall, to the maximum extent permitted under applicable law: (a) characterize any non-principal payment as an expense or fee rather than as interest, and (b) "spread" the total amount of interest throughout the entire term of this Note.

         IN WITNESS WHEREOF, the DEVELOPER has caused this Note to be executed in its corporate name by the undersigned officer, thereunto duly authorized.


                                                   ---------------------------
                                                   By:
                                                        ----------------------
                                                   Its: Manager

                                                        By:
                                                           -------------------
                                                        Title:  President

                                                                       EXHIBIT B

                             BORROWING CERTIFICATE

         The undersigned, the __________ of ____________________, the manager of ______________________ (the "DEVELOPER"), borrower under that certain Secured Loan Agreement dated _____ __, 199_ (the "Loan Agreement") between the DEVELOPER and Einstein Bros. Bagels, Inc. (the "Company"), hereby certifies to the Company as follows:

1.Loan proceeds in the aggregate amount of $__________ were disbursed by the Company for the benefit of DEVELOPER under the Loan Agreement during the two-week borrowing period ended __________, 199_ (the "Borrowing Period"). DEVELOPER confirms that (a) the Company was authorized to disburse such amount on behalf of DEVELOPER, and (b) such amount was required and used by DEVELOPER for the purposes permitted under the Loan Agreement and for no other purpose.

2.As of ________, 199_, the outstanding principal balance of the Loan is $_____________.

3.The representations and warranties contained in Article IV of the Loan Agreement and in the Security Instruments delivered in connection therewith were true and correct at all times during the Borrowing Period, are true and correct on and as of the date hereof, and will be true and correct at all times during the next succeeding two-week borrowing period.

4.No Default or Event of Default has occurred and is continuing.

5.DEVELOPER is in compliance with the Development Schedule (as defined in the Development Agreement).

The Company is entitled to rely on this Certificate and the representations contained herein when disbursing loan proceeds during the next succeeding two-week borrowing period.

Capitalized terms used but not defined herein have the meanings ascribed thereto in the Loan Agreement.


                                              --------------------------------

                                                                       EXHIBIT C

                             UNIT PLEDGE AGREEMENT

         This Unit Pledge Agreement ("Pledge Agreement"), dated as of _____ __, 199_, is made and entered into by and between Einstein/Noah Bagel Corp., a Delaware corporation (the "Company"), and all of the holders of Voting Units in ______________________, a Delaware limited liability company (the "DEVELOPER"), and their spouses listed on the signature pages hereof and any other persons (other than the Company and Bagel Store Development Funding, L.L.C., referred to herein as the "Fund") who, after the date of this Pledge Agreement, become holders of Voting Units in the DEVELOPER and their spouses (collectively, the "Members").

                                    RECITALS

         1. The Members own 100% of the issued and outstanding Voting Units in the DEVELOPER (excluding any such Voting Units held by the Fund), in the amounts set forth on Schedule A hereto.

         2. The DEVELOPER has entered into a Secured Loan Agreement of even date herewith (the " Loan Agreement") with the Company pursuant to which the Company has agreed on the terms and subject to the conditions therein, to make the Loan (as defined in the Loan Agreement) to the DEVELOPER, which Loan is evidenced by a promissory note of even date herewith from the DEVELOPER to the Company (the " Note").

         3. Certain of the Members have executed promissory notes of even date herewith to DEVELOPER pursuant to which DEVELOPER has loaned such Members the money necessary for such Members to purchase certain of the Voting Units owned by them (each, a "Member Note"). To secure his obligation under his Member Note, each such Member has granted to DEVELOPER a security interest in and to the Voting Units (the "Second Pledge Agreement").

         4. As an inducement to the Company to enter into the Loan Agreement and as a condition to the effectiveness of the Company 's obligations under the Loan Agreement, the Members have agreed, among other things, to pledge to the Company, and grant a first-priority security interest to the Company, in and to, 100% of the issued and outstanding Voting Units in the DEVELOPER (excluding any such Voting Units held by the Fund) of, and its security interest in and to, the Voting Units will be junior to the pledge of and security interest in and to the Voting Units granted to the Company as provided herein.

         NOW, THEREFORE, the Company and the Members have agreed as follows:

         1. Certain Definitions. The capitalized terms and phrases not otherwise defined herein, shall have the meanings given them in the Loan Agreement, and the following terms or phrases shall have the following meanings:

                 "Affiliate" shall mean, with respect to a specified person, any other person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

                 "Collateral" shall mean the Pledged Units and any other property in which the Company acquires a security interest pursuant to this Pledge Agreement to secure any indebtedness or other obligation of the DEVELOPER to the Company.

                 "Default" shall have the meaning given it in Section 10 of this Pledge Agreement.

                 "Pledged Units" shall mean all the issued and outstanding Voting Units in the DEVELOPER now or hereafter owned by the Members.

                 "Secured Obligations" shall mean the obligations secured by this Pledge Agreement described in Section 3 of this Pledge Agreement.

                 "Voting Units" shall have the meaning ascribed thereto in the limited liability company agreement of DEVELOPER dated _____ __, 199_, as amended.

         2.      Grant of Security Interest.

                 (a) The Members hereby grant to the Company a security interest in all of their respective right, title, and interest in and to the Pledged Units whether now owned or hereafter acquired. The Members further grant to the Company a security interest in any rights to subscribe, liquidating distributions, distributions paid in units of ownership interest, new securities, or any other property to which the Members are or may hereafter become entitled to receive whether on account of the Pledged Units or otherwise other than cash distributions permitted pursuant to the provisions of Section
6.4 of the Loan Agreement. If the Members receive additional property of such nature, they shall immediately deliver such property to the Company to be held by the Company in the same manner as the property held pursuant to this Pledge Agreement.

                 (b) The Members grant a further security interest to the Company in the proceeds or products of any sale or other disposition of the Pledged Units.

         3. Obligations Secured. The security interest created hereby secures payment and performance of (a) the indebtedness evidenced by the Note, and all obligations contained in the Note, (b) all of the other obligations, agreements, covenants, and representations of the DEVELOPER under the Loan Agreement whether or not, either on the date of this Pledge Agreement or thereafter, evidenced by any note, instrument, or other writing, and (c) any and all other indebtedness, obligation, or liability of the DEVELOPER to the Company, however evidenced, whether existing on the date of this Pledge Agreement or arising thereafter, direct or indirect, absolute or contingent, joint and/or several.

         4. Representations and Warranties. To induce the Company to enter into this Pledge Agreement, each of the Members represents and warrants for himself as follows:

                 (a) The Member has full right, power, and capacity to enter into and perform this Pledge Agreement; and this Pledge Agreement has been duly authorized, executed and delivered and constitutes a legal, valid, and binding obligation of the Member enforceable in accordance with its terms.

                 (b) The Member has good and marketable title to the Pledged Units owned by him, and such Pledged Units are not subject to any lien, charge, pledge, encumbrance, claim, or security interest other than a second priority lien on the Pledged Units (the "Second Lien") in favor of DEVELOPER pursuant to the Second Pledge Agreement, if applicable, and the security interest created by this Pledge Agreement.

                 (c) The Pledged Units owned by him constitute one hundred percent (100%) of the issued and outstanding equity interest of the DEVELOPER owned by him.

                 (d) The Pledged Units owned by him are fully paid and nonassessable.

                 (e) Other than the LLC Agreement, the Member has not entered into any restriction or purchase agreement with respect to the Pledged Units, which would in any way restrict the sale, pledge, or other transfer of the Pledged Units or of any interest in or to the Pledged Units.

         5. Duration of Security Interest. The Company, its successors and assigns, shall hold the Pledged Units and security interest created hereby upon the terms of this Pledge Agreement, and this security interest shall continue until all the Secured Obligations have been paid in full.

         6. Maintaining Freedom from Liens. The Members shall keep the Pledged Units and other Collateral free and clear of liens, other than the lien granted hereunder and, if applicable, the Second Lien, and shall pay all amounts, including taxes, assessments, or charges, which might result in a lien against the Pledged Units or other Collateral if left unpaid. If any such lien, assessment, claim, or charge shall nevertheless exist, and the Members fail to pay such amounts promptly, the Company may, but is not obligated to, pay such amounts, and such payment shall be conclusive evidence of the legality or validity thereof. The Members shall promptly reimburse the Company for any such payments, and until reimbursement, such payments shall be a part of the Secured Obligations.

         7.      Certain Rights Respecting Pledged Units.

                 (a) The Members shall continue to be the owner of the Pledged Units and other Collateral so long as no Default has occurred and is continuing and may collect and retain all cash distributions now or hereafter payable on or on account of the Pledged Units and other Collateral which are permitted under the Loan Agreement, and, so long as no Default has occurred, may exercise voting rights with respect to the Pledged Units and other Collateral.

                 (b) The Members shall not sell, transfer, or attempt to sell or transfer the Pledged Units or other Collateral, or any part thereof or interest therein, without the prior express written consent of the Company.
Any such consent of the Company shall not constitute the release by the Company of its interest in the Pledged Units or other Collateral, and any such sale or transfer consented to shall transfer the Pledged Units or other Collateral subject to the security interest of the Company. Any such transfer shall be subject to the transferee member's agreement to be bound by the terms and subject to the conditions of this Pledge Agreement, such agreement to be evidenced by the transferee member's execution of this Pledge Agreement. The parties agree that a sale or transfer of Pledged Units or other Collateral pursuant to and in accordance with the terms and provisions of each Development Agreement and Franchise Agreement relating thereto between the DEVELOPER and the Company shall be deemed to be a sale or transfer of such Pledged Units or Collateral with the Company's prior express written consent hereunder, provided that any such transferee agrees to and does pledge to the Company such Pledged Units or Collateral as provided herein.

                 (c) The Company, at its option upon any Default, may exercise all voting rights and privileges whatsoever with respect to the Pledged Units and other Collateral, including, without limitation, the right to receive distributions, and to that end the Members hereby constitute any officer of the Company as their proxy and attorney-in- fact for all purposes of voting the Pledged Units and other Collateral after any Default at any annual regular or special meeting of the DEVELOPER, and this appointment shall be deemed coupled with an interest and is and shall be irrevocable until all of the Secured Obligations have been fully paid and terminated, and all persons whatsoever shall be conclusively entitled to rely upon any oral or written certification of the Company that it is entitled to vote the Pledged Units and other Collateral hereunder. The Members shall execute and deliver to the Company any additional proxies and powers of attorney that the Company may desire in its own name in order to exercise the rights expressly granted to the Company under this Section 7(c). In addition to any other voting rights, the Company may, upon any Default, vote the Pledged Units and other Collateral to remove the managers of the DEVELOPER, or any of them, and to elect new managers of the DEVELOPER, who may thereafter manage the affairs of the DEVELOPER, operate its properties and carry on its business and otherwise take any action with respect thereto as it shall deem necessary and appropriate, and may also liquidate its business, and may authorize the borrowing of money in the name of the DEVELOPER, and the pledge of its assets to secure such borrowing.

         8. Issuance or Acquisition of New Units; Mergers, Sales and Other Disposition of Assets. The Members shall not permit the DEVELOPER to (a) issue new units of ownership interest in DEVELOPER, or any options, subscription rights, or warrants with respect thereto

(except as contemplated in and permitted by the Loan Agreement), (b) merge into or with or consolidate with any other entity, (c) sell or otherwise transfer any part of its assets (except in the ordinary course of business) or (d) liquidate or dissolve or take any action with a view toward liquidation or dissolution, in each case without the Company's prior written consent.

         9. Delivery of Certificates and Transfer Documents; Pledge of Additional Units. If the Pledged Units are at any time represented by certificates, the Members shall deliver to the Company such certificates in form suitable for transfer together with executed blank assignment or transfer documents, and the Company shall hold the certificates as bailee for DEVELOPER. If for any reason any of the Members acquires any interest in any additional membership units of the DEVELOPER (voting and nonvoting) such Member shall immediately deliver certificates representing those units in form suitable for transfer and blank assignment or transfer documents to the Company to be held by the Company in the same manner as the Pledged Units, and such units shall be pledged under this Pledge Agreement and constitute a part of the Collateral. With respect to any additional Voting Units acquired by any of the Members, the Company will hold certificates representing those Voting Units as bailee for DEVELOPER.

         10. Default. At the option of the Company, the occurrence of any Default (as defined in the Loan Agreement) under the Loan Agreement shall constitute a default under this Pledge Agreement.

         11.     Remedies.

                 (a) Upon the occurrence of any Default, the Company shall have all of the rights and remedies provided by law and/or by this Pledge Agreement, including but not limited to all of the rights and remedies of a secured party under the Uniform Commercial Code, and the Members hereby authorize the Company to hold such Pledged Units or to sell all or any part of the Pledged Units at public or private sale and to apply the proceeds of such sale to the costs and expenses thereof (including the reasonable attorneys' fees and disbursements incurred by the Company) and then to the payment of the other Secured Obligations. The Company may be the purchaser at any such sale. The Members expressly authorize such sale or sales of the Pledged Units in advance of and to the exclusion of any sale or sales of or other realization upon any other collateral securing indebtedness or other obligations owed to the Company. The Company shall be under no obligation to preserve rights against prior parties.

                 (b) The Members agree and acknowledge that because there may be no public market for the Pledged Units and because of applicable securities laws, a public sale of the Pledged Units may not be possible or advisable and sales at a private sale may be on terms less favorable than if such Pledged Units were sold at a public sale and may be at a price less favorable than a public sale. The Members agree that all such private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

         12. Exercise of Remedies. The rights and remedies of the Company shall be deemed to be cumulative, and any exercise of any right or remedy shall not be deemed to be an election of that right or remedy to the exclusion of any other right or remedy. Notwithstanding the foregoing, the Company shall be entitled to recover by the cumulative exercise of all remedies no more than the sum of (a) the Secured Obligations remaining outstanding at the time of the exercise of remedies, plus (b) the costs, fees, and expenses the Company is otherwise entitled to recover.

         13. Return of Collateral. If certificates representing the Pledged Units shall at any time have been delivered to the Company hereunder, the Company may at any time deliver the Pledged Units or other Collateral, or any part thereof, to the Members. The receipt by the Members of the Pledged Units or other Collateral, or any part thereof, shall be a complete and full discharge of the Company, and the Company shall be discharged from any liability or responsibility with respect thereto.

         14.     Communications and Notices.

                 (a) Any requirement of the Uniform Commercial Code of reasonable notice shall be met if such notice is given at least five business days before the time of sale, disposition, or other event or thing giving rise to the requirement of notice.

                 (b) All communications and notices shall be in writing and shall be deemed to have been duly given if delivered personally to the party to whose attention the notice is directed or sent by overnight express, facsimile transmission, express mail delivery service, or registered or certified mail, return receipt requested, postage prepaid, and properly addressed as follows:

                          If to the Members:

                                  the addresses shown on the signature pages

                          If to the Company:

                                  Einstein/Noah Bagel Corp.
                                  14123 Denver West Parkway
                                  Golden, CO  80401
                                  Attention: General Counsel
                                  Facsimile: (303) 216-3490

                          with a copy to:

                                  Einstein/Noah Bagel Corp.
                                  14123 Denver West Parkway

                                  Golden, CO  80401
                                  Attention: Chief Financial Officer
                                  Facsimile:  (303) 216-3490

Any party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice. Any notice delivered personally shall be deemed to have been given when so delivered. Any notice delivered by facsimile transmission shall be deemed to have been given on the earlier of the date it is actually received or one day after such transmission. Any notice delivered by overnight express courier will be deemed to have been given on the next succeeding business day after the day it is sent to the intended recipient at the address set forth above, and any notice delivered by registered or certified mail or express mail delivery service shall be deemed to have been duly given on the earlier of the date it is actually received or three business days after it is sent to the intended recipient at the address set forth above.

         15. Further Assurances. The Members shall sign any such other documents or instruments, including UCC financing statements, and take such other action, as the Company may request to more fully create and maintain, or to verify, ratify, or perfect the security interest intended to be created by this Pledge Agreement.

         16. Multiple Counterparts. This Pledge Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Pledge Agreement or the terms thereof to produce or account for more than one such counterpart.

         17.     Miscellaneous

                 (a) Failure by the Company to exercise any right shall not be deemed a waiver of that right, and any single or partial exercise of any right shall not preclude the further exercise of that right. Every right of the Company shall continue in full force and effect until such right is specifically waived in writing signed by the Company.

                 (b) If any provision of this Pledge Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of the Pledge Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, and the provisions of this Pledge Agreement shall be severable in any such instance.

                 (c) The headings of the sections of this Pledge Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Pledge Agreement.

                 (d) This Pledge Agreement shall benefit the Company, its successors and assigns, and all obligations of the Members shall bind their successors and assigns. The Members acknowledge that the Company may assign or otherwise transfer (in whole or in part) the Note, the Loan Agreement, or this Pledge Agreement to any other person, and such other person shall thereupon become vested with all of the benefits in respect thereof granted to the Company thereunder (including the benefits under this Pledge Agreement).

                 (e) THIS PLEDGE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF COLORADO APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

                 (f) This Pledge Agreement and the Loan Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior understandings with respect to the subject matter hereof. No change, modification, addition, or termination of this Pledge Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought.

                 (g) To the extent any spouse of a Member is deemed, under applicable law or otherwise, to have an interest in the Collateral, such spouse hereby waives, relinquishes, and forever releases such interest in such Collateral and agrees that such Collateral is subject to all of the terms and provisions of this Pledge Agreement, especially, without limitation, Sections 10 and 11 hereof, and further agrees to be bound by the terms and provisions hereof and to execute, acknowledge, and deliver such further assignments, transfers, conveyances, powers of attorney, and assurances as may be required to sell the Pledged Units as provided in Section 11 hereof, and as may be otherwise appropriate to carry out the transactions contemplated by this Pledge Agreement.

                 (h) Each of the Members agrees that any legal action or proceeding with respect to this Pledge Agreement or the transactions contemplated hereby may be brought in any court of the State of Colorado, or in any court of the United States of America sitting in Colorado, and each of the Members hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person and property, and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to each of the Members or by the mailing thereof by registered or certified mail, postage prepaid addressed to each of the Members at the address for notices as provided in Section 14 hereof. Nothing in this paragraph shall affect the right of the Company to serve process in any other manner permitted by law or limit the right of the Company to bring any such action or proceeding against the Members or property in the courts of any other jurisdiction. Each of the Members hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

         18. Waiver of Jury Trial. No party to this instrument, which includes any assignee, successor, heir or personal representative of a party, shall seek a jury trial in any lawsuit, proceeding, counterclaim, or any other litigation procedure based upon, or arising out of this

Agreement, any related instrument, or the dealings or the relationship between the parties. If the subject matter of any such litigation is one in which the waiver of a jury trial is prohibited, if at all, under the controlling law of the applicable jurisdiction, by constitutional or statutory provision, no party hereto will present as a defense or counterclaim in such litigation any claim which would reduce or offset any amount or right claimed under the provisions of this Pledge Agreement. No party will seek to consolidate any such action, in which a jury has been waived, with any other action in which a jury trial cannot or has not been waived.

         THE PROVISIONS OF THIS SECTION 18 HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE COMPANY IN ENTERING INTO THIS AGREEMENT.

         IN WITNESS WHEREOF, the parties hereto executed this Pledge Agreement to be effective as of the date and year first above written.

                                                   EINSTEIN/NOAH BAGEL CORP.


                                                   By:
                                                        ---------------------
                                                   Its: Vice President


                                                   MEMBERS

                                                   --------------------------
                                                   Name:
                                                   Address:


                                                   --------------------------
                                                   Name:
                                                   Address:




DEVELOPER hereby executes this Pledge Agreement for purposes of acknowledging and consenting to its execution by DEVELOPER's members and agrees that its security interest in and to the Pledged Units is junior to the security interest in and to the Pledged Units granted to the Company hereunder.





                                                   --------------------------
                                                   By:
                                                       ----------------------
                                                       its Manager


                                                       By:
                                                          -------------------
                                                       Title:  President

                                   Schedule A
                                       To
                                Pledge Agreement

                        Pledged Units at _____ __, 199_

             No. of Units                          Issued To
             ------------                          ---------

                                                                       EXHIBIT D

                         SUBSIDIARY SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of __________, 199_ (this "Security Agreement"), is made by __________________, a ___________ corporation (the
"Subsidiary"), in favor of Einstein/Noah Bagel Corp., a Delaware corporation (the "Company").

                                  WITNESSETH:

         WHEREAS, ______________________, a Delaware limited liability company (the "Borrower"), has entered into a Secured Loan Agreement dated as of _____ __, 199_ (the "Loan Agreement"), with the Company pursuant to which the Company has agreed on the terms and conditions therein, to make the Loan (as defined in the Loan Agreement) to the Borrower; and

         WHEREAS, the Subsidiary is a wholly-owned subsidiary of the Borrower;

         WHEREAS, as a condition to the effectiveness of the Company's obligations under the Loan Agreement, the Subsidiary has agreed, among other things, to grant to the Company a first-priority security interest in and to the Collateral hereinafter described;

         NOW, THEREFORE, to secure (a) the payment of the principal sum of _____________ Dollars ($____________), together with interest thereon, in accordance with the terms of a promissory note dated _______, 19___, issued by the Borrower pursuant to the Loan Agreement (the " Note"), (b) the performance of the covenants herein contained and any monies expended by the Company in connection therewith, (c) the payment of all obligations and performance of all covenants of the Borrower under the Loan Agreement, the Unit Pledge Agreements and all other Security Instruments (as defined in the Loan Agreement) and any other documents, agreements or instruments between the Borrower or the Subsidiary and the Company given in connection therewith, and (d) any and all other indebtedness, obligations and liabilities of any kind of the Borrower and/or the Subsidiary to the Company now or hereafter existing, direct or indirect, absolute or contingent, joint and/or several, secured or unsecured, arising by operation of law or otherwise, and whether incurred by the Subsidiary as principal, surety, endorser, guarantor, accommodation party or otherwise (all of the aforesaid indebtedness, obligations and liabilities of the Borrower and/ or the Subsidiary being herein called the "Secured Obligations", and all of the documents, agreements and instruments between the Subsidiary and the Company evidencing or securing the repayment of, or otherwise pertaining to the Secured Obligations being herein collectively called the "Operative Documents"), for value received and pursuant to the Loan Agreement, the Subsidiary hereby grants, assigns and transfers to the Company a security interest in and to the following described property whether now owned or existing or hereafter acquired or arising and wherever located (all of which is herein collectively called the "Collateral"):

                 (a) all of the Subsidiary's real estate, accounts, equipment (including, but not limited to machinery, furniture, fixtures, tools, vehicles, and other tangible property), inventory, leasehold improvements, contract rights (including its rights as lessee under all leases of real property), general intangibles, deposit accounts, tax refunds, chattel paper, instruments, notes, letters of credit, documents, and documents of title;

                 (b) all insurance proceeds of or relating to any of the foregoing;

                 (c) all of the Subsidiary's books, records, and computer programs and data relating to any of the foregoing; and

                 (d) all accessories and additions to, and substitutions for, and replacements, products and proceeds of, any of the foregoing.

         1. Representations, Warranties, Covenants and Agreements. The Subsidiary further represents, warrants, covenants, and agrees with the Company as follows:

                 (a) Ownership of Collateral; Security Interest Priority At the time any Collateral becomes subject to a security interest of the Company hereunder, unless the Company shall otherwise consent, the Subsidiary shall be deemed to have represented and warranted that (i) the Subsidiary is the lawful owner of such Collateral and has the right and authority to subject the same to the security interest of the Company; (ii) none of the Collateral is subject to any lien other than that in favor of the Company and there is no effective financing statement covering any of the Collateral on file in any public office, other than in favor of the Company. This Security Agreement creates in favor of the Company a valid and perfected first-priority security interest in the Collateral enforceable against the Subsidiary and all third parties and securing the payment of the Secured Obligations and all filings and other actions necessary or desirable to create, preserve or perfect such security interests have been duly taken.

                 (b) Location of Offices, Records and Facilities. The Subsidiary's chief executive office and chief place of business and the office where the Subsidiary keeps its records concerning its accounts, contract rights, chattel papers, instruments, general intangibles and other obligations arising out of or in connection with the sale or lease of goods or the rendering of services or otherwise ("Receivables"), and all originals of all leases and other chattel paper which evidence Receivables, are located in the State of __________, County of __________ at ____________________________. The
Subsidiary will provide the Company with prior written notice of any proposed change in the location of its chief executive office and will not change the location of its chief executive office without the prior written consent of the Company. The federal tax identification number of the Subsidiary is ___________. The name of the Subsidiary is _____________________, and the
Subsidiary operates under no other names [except for "________________________"]. The Subsidiary shall not change its name without the prior written consent of the Company.

                 (c) Location of Inventory, Fixtures, Machinery and Equipment. All Collateral consisting of inventory, fixtures, machinery or equipment is, and will be, located within the Development Area, and at no other locations without the prior written consent of the Company. If the Collateral described in this paragraph 1(c) is kept at leased locations or warehoused, the Subsidiary has obtained appropriate landlord's lien waivers or appropriate warehousemen's notices have been sent, each satisfactory to the Company, unless waived by the Company.

                 (d) Liens, Etc. The Subsidiary will keep the Collateral free at all times from any and all liens, security interests or encumbrances other than those described in paragraph 1(a)(ii) hereof and those consented to in writing by the Company. The Subsidiary will not, without the prior written consent of the Company, sell or lease, or permit or suffer to be sold or leased, any of the Collateral except inventory which is sold or, subject to the Company's security interest therein, is leased in the ordinary course of the Subsidiary's business, and tangible Collateral which is disposed of in the ordinary course of the Subsidiary's business as being obsolete. The Company or its attorneys may at any and all reasonable times inspect the Collateral and for such purpose may enter upon any and all premises where the Collateral is or might be kept or located.

                 (e) Insurance. The Subsidiary shall keep the tangible Collateral insured at all times against loss by theft, fire and other casualties and shall otherwise comply with the insurance provisions set forth in Section 5.4 of the Loan Agreement.

                 (f) Taxes, Etc. The Subsidiary will pay promptly, and within the time that they can be paid without interest or penalty, any taxes, assessments and similar imposts and charges, not being contested in good faith, which are now or hereafter may become a lien, charge or encumbrance upon any of the Collateral. If the Subsidiary fails to pay any such taxes, assessments or other imposts or charges in accordance with this Section, the Company shall have the option to do so and the Subsidiary agrees to repay forthwith all amounts so expended by the Company with interest at the default rate set forth in the Loan Agreement.

                 (g) Further Assurances. The Subsidiary will do all acts and things and will execute all financing statements and writings requested by the Company to establish, maintain and continue a perfected and valid security interest of the Company in the Collateral, and will promptly on demand pay all reasonable costs and expenses of filing and recording all instruments, including the costs of any searches deemed necessary by the Company to establish and determine the validity and the priority of the Company's security interests. A carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral shall be sufficient as a financing statement.

                 (h) Maintenance of Tangible Collateral. The Subsidiary will cause the tangible Collateral to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual, and shall forthwith, or, in the case of any loss or damage to any of the tangible Collateral as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements, and other improvements made in connection therewith which are necessary or desirable to such end. The Subsidiary shall promptly furnish to the Company a statement respecting any loss or damage to any of the tangible Collateral.

                 (i) Maintenance of Intangible Collateral. The Subsidiary shall preserve and maintain all rights of the Subsidiary and the Company in the intangible Collateral, including without limitation the payment of all maintenance fees and the taking of appropriate action at the Subsidiary's expense to halt the infringement of any of the intangible Collateral.

                 (j) Special Rights Regarding Accounts Receivable. The Company or any of its agents may, at any time and from time to time in its sole discretion and irrespective of the existence of any event of default under this Security Agreement, verify directly with the Subsidiary's account debtors the accounts pledged hereunder in any manner. The Company or any of its agents may, at any time from time to time in its sole discretion, notify the Subsidiary's account debtors of the security interest of the Company in the Collateral and/or direct such account debtors that all payments in connection with such obligations and the Collateral be made directly to the Company in the Company's name. If the Company or any of its agents shall collect such obligations directly from the Subsidiary's account debtors, the Company or any of its agents shall have the right to resolve any disputes relating to returned goods directly with the Subsidiary's account debtors in such manner and on such terms as the Company or any of its agents shall deem appropriate. The Subsidiary directs and authorizes any and all of its present and future account debtors to comply with requests for information from the Company, the Company's designees and agents and/or auditors, relating to any and all business transactions between the Subsidiary and the Subsidiary's account debtors. The Subsidiary further directs and authorizes all of its account debtors upon receiving a notice or request sent by the Company or the Company's agents or designees to pay directly to the Company any and all sums of money or proceeds now or hereafter owing by the Subsidiary's account debtors to the Subsidiary, and any such payment shall act as a discharge of any debt of such account debtor to the Subsidiary in the same manner as if such payment had been made directly to the Subsidiary. The Subsidiary agrees to take any and all action as the Company may request to assist the Company in exercising the rights described in this Section.

         2. Events of Default. The occurrence of any Event of Default specified in the Loan Agreement shall be deemed an event of default under this Security Agreement.

         3. Remedies. Upon the occurrence of any such event of default, the Company shall have and may exercise any one or more of the rights and remedies provided to it under this Security Agreement or any of the other Operative Documents or provided by law, including but not limited to all of the rights and remedies of a secured party under the Uniform Commercial Code, and the Subsidiary hereby agrees to assemble the Collateral and make it available to the Company at a place to be designated by the Company which is reasonably convenient to both parties, authorizes the Company to take possession of the Collateral with or without demand and with or without process of law and to sell and dispose of the same at public or private sale and to apply the proceeds of such sale to the costs and expenses thereof (including reasonable attorneys' fees and disbursements, incurred by the Company) and then to the payment of the indebtedness and satisfaction of other Secured Obligations. Any requirement of reasonable notice shall be met if the Company sends such notice to the Subsidiary, by registered or certified mail, at least five days prior to the date of sale, disposition or other event giving rise to a required notice. The Company may be the purchaser at any such sale. The Subsidiary expressly authorizes such sale or sales of the Collateral in advance of and to the exclusion of any sale or sales of or other realization upon any other collateral securing the Secured Obligations. The Company shall have no obligation to preserve rights against prior parties. The Subsidiary hereby waives as to the Company any right of subrogation or marshaling of such Collateral and any other collateral for the Secured Obligations. To this end, the Subsidiary hereby expressly agrees that any such collateral or other security of the Subsidiary or any other party which the Company may hold, or which may come to any of them or any of their possession, may be dealt with in all respects and particulars as though this Security Agreement were not in existence. The parties hereto further agree that public sale of the Collateral by auction conducted in any county in which any Collateral is located or in which the Company or the Subsidiary does business after advertisement of the time and place thereof shall, among other manners of public and private sale, be deemed to be a commercially reasonable disposition of the Collateral. The Subsidiary shall be liable for any deficiency remaining after disposition of the Collateral.

         4. Remedies Cumulative. No right or remedy conferred upon or reserved to the Company under any Operative Document is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy of the Company under any Operative Document or under applicable law may be exercised from time to time and as is often as may be deemed expedient by the Company.
To the extent that it lawfully may, the Subsidiary agrees that it will not at any time insist upon, plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may effect observance or performance of any provisions of any Operative Document; nor will it claim, take or insist upon any benefit or advantage of any present or future law providing for the valuation or appraisal of any security for its obligations under any Operative Document prior to any sale or sales thereof which may be made under or by virtue of any instrument governing the same; nor will it, after any such sale or sales, claim or exercise any right, under any applicable law to redeem any portion of such security so sold.

         5. Conduct No Waiver. No waiver of default shall be effective unless in writing executed by the Company and waiver of any default or forbearance on the part of the Company in enforcing any of its rights under this Security Agreement shall not operate as a waiver of any other default or of the same default on a future occasion or of such right.

         6. Governing Law; Definitions. This Security Agreement is a contract made under, and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with, the laws of the State of Colorado applicable to contracts made and to be performed entirely within such State. Terms used but not defined herein shall have the respective meaning ascribed thereto in the Loan Agreement. Unless otherwise defined herein or in the Loan Agreement, terms used in Article 9 of the Uniform Commercial Code in the State of Colorado are used herein as therein defined on the date hereof. The headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify any of the terms or provisions hereof.

         7. Notices. All notices, demands, requests, consents and other communications hereunder shall be delivered and shall be effective in the manner specified in Section 9.4 of the Loan Agreement.

         8.      Rights Not Construed as Duties.   The Company neither assumes
nor shall it have any duty of performance or other responsibility under any contracts in which the Company has or obtains a security interest hereunder.
If the Subsidiary fails to perform any agreement contained herein, the Company may but is in no way obligated to itself perform, or cause performance of, such agreement, and the expenses of the Company incurred in connection therewith shall be payable by the Subsidiary under paragraph 11.

         9. Amendments. None of the terms and provisions of this Security Agreement may be modified or amended in any way except by an instrument in writing executed by each of the parties hereto.

         10. Severability. If any one or more provisions of this Security Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected, impaired or prejudiced thereby.

         11. Expenses. The Subsidiary agrees to indemnify the Company from and against any and all claims, losses and liabilities growing out of or resulting from this Security Agreement (including, without limitation, enforcement of this Security Agreement), except claims, losses or liabilities resulting from the Company's gross negligence or willful misconduct.

         12. Successors and Assigns; Termination. This Security Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until full payment and performance of the Secured Obligations (b) be binding upon the Subsidiary, its successors and assigns and (c) inure, together with the rights and remedies of the Company hereunder, to the benefit of the Company and its successors, transferees and assigns. Upon the full payment and performance of the Secured Obligations the security interests granted hereby shall terminate and all rights to the Collateral shall revert to the Subsidiary. Upon any such termination, the Company will, at the Subsidiary's expense, execute and deliver to the

Subsidiary such documents as the Subsidiary shall reasonably request to evidence such termination.

         13. Submission to Jurisdiction. The Subsidiary agrees that any legal action or proceeding with respect to this Security Agreement or the transactions contemplated hereby may be brought in any court of the State of Colorado, or in any court of the United States of America sitting in Colorado, and the Subsidiary hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to their respective person and property, and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to the Subsidiary or by the mailing thereof by registered or certified mail, postage prepaid addressed to the Subsidiary at the address for notices as provided in Section 7 hereof. Nothing in this paragraph shall affect the right of the Company to serve process in any other manner permitted by law or limit the right of the Company to bring any such action or proceeding against the Subsidiary or property in the courts of any other jurisdiction. The Subsidiary hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

         14. Waiver of Jury Trial. No party to this instrument, which includes any assignee, successor, heir or personal representative of a party, shall seek a jury trial in any lawsuit, proceeding, counterclaim, or any other litigation procedure based upon, or arising out of this Agreement, any related instrument, or the dealings or the relationship between the parties. If the subject matter of any such litigation is one in which the waiver of a jury trial is prohibited, if at all, under the controlling law of the applicable jurisdiction, by constitutional or statutory provision, no party hereto will present as a defense or counterclaim in such litigation any claim which would reduce or offset any amount or right claimed under the provisions of this Agreement. No party will seek to consolidate any such action, in which a jury has been waived, with any other action in which a jury trial cannot or has not been waived.

         THE PROVISIONS OF THIS SECTION 14 HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE COMPANY IN ENTERING INTO THIS AGREEMENT.

         IN WITNESS WHEREOF, the Subsidiary has caused this Security Agreement to be duly executed as of the day and year first set forth above.

                                                   [NAME OF SUBSIDIARY]


                                                   By:
                                                         ----------------------
                                                   Its:
                                                         ----------------------

                                                                       EXHIBIT E

                            CERTIFICATE FOR ADVANCES

The undersigned, the _______________ of ____________________, the manager of
_______________ (the "DEVELOPER"), borrower under that certain Secured Loan Agreement dated as of _____ __, 199_ (the "Loan Agreement") between the DEVELOPER and Einstein/Noah Bagel Corp. (the "Company"), hereby requests a Loan Advance in the amount of $__________ to be made on __________, 19__.

In support of this request, the DEVELOPER hereby represents and warrants to the Company as follows:

1.The amount of the Advance is required and will be used by the DEVELOPER for the purposes permitted under Section 1.2 of the Loan Agreement and for no other purposes.

2.The representations and warranties contained in Article IV of the Loan Agreement and in the Security Instruments delivered in connection therewith are true and correct on and as of the date hereof, and will be true and correct on the date such Advances are made.

3.No Default or Event of Default has occurred or is continuing.

4.All of the conditions to Advances set forth in Article III of the Loan Agreement have been satisfied.

5.DEVELOPER has expended at least 75% of its equity capital (other than equity represented by the Member Notes) for the purposes set forth in the Loan Agreement and for no other purposes.

6.DEVELOPER is in compliance with the Development Schedule.

7.The amount of the requested Advance is the amount DEVELOPER reasonably expects (and which DEVELOPER reasonably believes is necessary) to expend within the 60-day period immediately following the receipt of the Advance to purchase, design, construct and equip Stores in accordance with Section 1.2 of the Loan Agreement that are scheduled to open within 6 months of the Advance date.

Capitalized terms used but not defined herein have the meanings ascribed thereto in the Loan Agreement.

                       Date: __________________, 199_



                                        --------------------------------------

                                                                       EXHIBIT F

                          [Form of Opinion of Counsel]
                                 _____ __, 199_





Einstein/Noah Bagel Corp.
14123 Denver West Parkway
Golden, CO  80401

                          Re:

Ladies and Gentlemen:

                 We have acted as counsel for ______________________, a Delaware limited liability company (the "Company") in connection with the preparation, execution, and delivery of the Documents (as hereinafter defined). This opinion is furnished to you pursuant to Section 7.1 of the Agreement (as hereinafter defined). As used herein, the term "State" means the State of [opining jurisdiction] and the term "UCC" means the Uniform Commercial Code as in effect in the State on the date hereof. Other capitalized terms used herein and not otherwise defined herein have the meanings provided in the Agreement.

                 The documents we have examined in rendering this opinion are the following:

                 (i)      The following, collectively called the "Documents":

                          (a) the Secured Loan Agreement (the "Agreement"), of even date herewith, between the Company and Einstein/Noah Bagel Corp. ("ENBC");

                          (b) the Convertible Secured Note of the Company, of even date herewith and delivered pursuant to the Agreement (the " Note");

                          (c)     the Unit Pledge Agreement (the "Pledge
         Agreement");

                          [(d)    the Subsidiary Security Agreement, dated of
         even date herewith between _________________ and ENBC pursuant to the Agreement (the "Subsidiary Security Agreement"); and]

                          (e) The Development Agreement, of even date herewith, by and between the Company and ENBC, as amended by [as applicable] (the "Development Agreement")

                          (f)     [other documents as applicable]

                 (ii) A certificate of the Secretary of the Company certifying as to (A) the certificate of formation and LLC Agreement of the Company and (B) evidence of authorization of the transactions contemplated by the Documents;

                 (iii) Copies of those indentures, loan or credit agreements, leases, guarantees, mortgages, security agreements, bonds, notes and other agreements or instruments, and orders, writs, judgments, awards, injunctions and decrees, which have been certified by the Secretary of the Company as those documents which affect or purport to affect the Company's right to borrow money under, or right to undertake and perform its obligations under, the Documents (collectively, the "Other Agreements and Court Orders"), a copy of which certificate is attached hereto as Exhibit A; and

                 (iv) A certificate of the Secretary of State of the State of Delaware, dated ________________, attesting to the continued existence and good standing of the Company in that state.

                 We have also examined such other documents and records, and other certificates, opinions and instruments and have conducted such investigation as we have deemed necessary as a basis for the opinions expressed below. As to factual matters relevant to our opinions expressed below, we have, without independent investigation, relied upon all of the foregoing, upon the factual representations made by the Company in Article VI of the Agreement, upon certificates of the officers of the Company and of public officials, and upon public records.

                 Based upon and subject to the matters stated herein and upon such investigation as we have deemed necessary, we are of the opinion that:

                 1. The Company is a limited liability company duly organized, validly existing, and in good standing under the laws of the state of its formation, with corporate power and authority to enter into the Agreement and to issue the Note and incur the indebtedness to be evidenced thereby.

                 [2.      The Subsidiary is a corporation duly organized,
         validly existing, and in good standing under the laws of the state of its incorporation, with corporate power and authority to enter into the Documents to which it is a party.]

                 3. Each of the Documents to which the Company is a party has been duly authorized by all required action on the part of the Company, and each of them has been duly executed and delivered by the Company, and constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                 [4.      Each of the Documents to which the Subsidiary is a
         party has been duly authorized by all required corporate action on the part of the Subsidiary, and each of them has been duly executed and delivered by the Subsidiary, and constitutes the legal, valid, and binding obligation of the Subsidiary, enforceable against the Subsidiary in accordance with its terms.]

                 5. The execution and delivery of the Documents and the performance by the Company of its obligations thereunder, will not conflict with or result in any breach of any of the provisions of, or constitute a default under, or result in the creation or imposition of any lien or encumbrance upon any of the properties of the Company pursuant to the provisions of (a) its certificate of formation or LLC Agreement, (b) any of the Other Agreements and Court Orders, or (c) any law, rule, or regulation including without limitation Regulation G, T, U or X of the Board of Governors of the Federal Reserve.

                 [6.      The execution and delivery of the Documents and the
         performance by the Subsidiary of its obligations thereunder, will not conflict with or result in any breach of any of the provisions of, or constitute a default under, or result in the creation or imposition of any lien or encumbrance upon any of the properties of the Subsidiary pursuant to the provisions of (a) its Certificate of Incorporation or bylaws, (b) any of the Other Agreements and Court Orders, or (c) any law, rule, or regulation including without limitation Regulation G, T, U or X of the Board of Governors of the Federal Reserve.]

                 7. To the best of our knowledge, no consent, authorization, appraisal, or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other person, which has not been obtained or taken, is required for the execution and delivery of, or the performance by the Company [or the Subsidiary] of their respective obligations under, each of the Documents.

                 8. Under applicable law, the Company's certificate of formation or LLC Agreement, and all contracts, agreements, or restrictions known by us to bind the Company, the vote of the holders of a majority of the Voting Units is sufficient to elect the manager or managers of the Company, approve the merger, consolidation, or sale of substantially all of the assets of the Company, or take any other action whatsoever.

                 9. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 10. The Company is not a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                 11. The Agreement creates a valid security interest in your favor as security for the payment of the obligations of the Company under the Agreement and the Note in all of the Company's right, title, and interest in and to all personal property (the "Code Collateral") included within the definition of the term Collateral (as defined in the Agreement) in which a security interest can be granted under the UCC and Non- [opining jurisdiction] Codes (as such term is hereinafter defined).(1) We have examined the financing statements (the "Financing Statements") to be filed in the filing offices listed on Annex I attached hereto (the "Filing Offices") with respect to the security interests granted to EBBI pursuant to the Agreement, and upon the filing of such Financing Statements in the Filing Offices, and assuming that the representations made in the Agreement with respect to the location of the Code Collateral and the chief executive office of the Company are and remain true and correct: (a) all filings, registrations and recordings necessary to perfect the security interest granted to you under such Agreement in respect of all Code Collateral in which a security interest may be perfected by filing a financing statement in the Filing Offices will have been accomplished; and (b) the security interests granted to you pursuant to such Agreement in and to such Code Collateral will be perfected to the extent that such security interests may be perfected by filing financing statements in the Filing Offices under the UCC and the Non-[opining jurisdiction] Codes.

                 [12.     The Subsidiary Security Agreement creates a valid
         security interest in your favor as security for the payment of the obligations of the Company under the Agreement and the Note in all of the Subsidiary's right, title, and interest in and to all personal property (the "Code Collateral") included within the definition of the term Collateral (as defined in the Agreement) in which a security interest can be granted under the UCC and Non-[opining jurisdiction] Codes (as such term is hereinafter defined).(2) We have examined the financing statements (the "Financing Statements") to be filed in the filing offices listed on Annex I attached hereto (the "Filing Offices") with respect to the security interests granted to EBBI pursuant to the Subsidiary Security Agreement, and upon the filing of such Financing Statements in the Filing Offices, and assuming that the representations made in the Subsidiary Security Agreement with respect to the location





-----------------------

(1*)       Opinion with respect to the perfection of security interests in
Non-Opining Jurisdictions is only required when the Company has code Collateral or its chief executive office outside of the Non-Opining Jurisdiction.

(2*)       Opinion with respect to the perfection of security interests in
Non-Opining Jurisdictions is only required when the Company has code Collateral or its chief executive office outside of the Non-Opining Jurisdiction.

         of the Code Collateral and the chief executive office of the Subsidiary are and remain true and correct: (a) all filings, registrations and recordings necessary to perfect the security interest granted to you under such Subsidiary Security Agreement in respect of all Code Collateral in which a security interest may be perfected by filing a financing statement in the Filing Offices will have been accomplished; and (b) the security interests granted to you pursuant to such Subsidiary Security Agreement in and to such Code Collateral will be perfected to the extent that such security interests may be perfected by filing financing statements in the Filing Offices under the UCC and the Non-[opining jurisdiction] Codes.]

                 13. The Pledge Agreement create a valid security interest in your favor as security for payment of the Secured Obligations in the Collateral (as such terms are defined in the Pledge Agreement). The security interests created in your favor under the Pledge Agreement with respect to such Pledged Units constitute perfected security interests in such Pledged Units.

                 In addition to any assumptions, qualifications and other matters set forth elsewhere herein, the opinions set forth above are subject to the following:

                 (a) For the purposes of this opinion, we have assumed that the Code Collateral exists and the Company and the Subsidiary have rights or title to each item thereof, that all natural persons have legal capacity, that all items submitted to us as originals are authentic and all signatures thereon are genuine, that all items submitted to us as copies conform to the originals and each such original or copy is complete and has been duly executed and delivered by each party (other than the Company and the Subsidiary) pursuant to due authorization as such party's legal, valid, and binding obligation, enforceable against such party in accordance with its respective terms.

                 (b) Our opinion with respect to the legality, validity, binding effect, and enforceability of any document or agreement is subject to the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar law affecting creditors' rights generally and to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith, and fair dealing (regardless of whether considered in a proceeding in equity or at law).

                 (c) We call your attention to the following matters (as well as those matters set out in paragraph (d) below) as to which we express no opinion:

                 (i) the Company's agreement in the Agreement to indemnify you against costs, expenses, or liability notwithstanding your acts of gross negligence or willful misconduct;

                 (ii) the Company's agreements in the Agreement for payment or reimbursement of costs, fees, and expenses or indemnification for claims, losses, or liabilities to the extent any such provision may be determined by a court or other tribunal to be in an unreasonable amount, to constitute a penalty, or to be contrary to public policy;

                 (iii) any of the waivers or remedies contained in the Documents, whether or not any Document deems any such waiver or remedy commercially reasonable, if such waivers or remedies are determined
         (1) not to be commercially reasonable within the meaning of the UCC,
         (2) to conflict with mandatory provisions under the UCC or other applicable law, or (3) to be taken in a manner determined to be unreasonable or not performed in good faith or with fair dealing or with honesty in-fact;

                 (iv) certain other provisions contained in the Documents which may be limited or rendered ineffective by applicable laws or judicial decisions governing such provisions or holding their enforcement to be unreasonable under the then-existing circumstances, but such laws and judicial decisions do not, in our opinion, render the Documents invalid as a whole or leave you without remedies; or

                 (v) the priority or continued perfection of any security interest or lien granted by the Company to you under any of the Documents.

                 (d) Our opinions set forth in paragraph 8 above are subject to the following further qualifications, exclusions and assumptions:

                 (i)  Our opinions are qualified by and subject to:

                          (A) in the case of proceeds, continuation of perfection of your security interest therein is limited to the extent set forth in Section 9-306 of the UCC;

                          (B) in the case of property which becomes collateral after the date hereof, Section 547 of the United States Bankruptcy Code (the "Bankruptcy Code") provides that a transfer is not made until the debtor has rights in the property transferred, so a security interest in after-acquired property which is security for other than a contemporaneous advance may be treated as a voidable preference under the conditions (and subject to the exceptions) provided by Section 547;

                          (C) Section 552 of the Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of the case under the Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case; and

                          (D) Section 364 of the Bankruptcy Code provides that the extension of secured credit after the commencement of a case under the Bankruptcy Code requires court approval.


                 (ii)  We express no opinion as to:

                          (A) the creation or perfection of any security interest in any fixtures or property excluded from the provisions of the UCC pursuant to 9-104; and

                          (B) the perfection of any security interest in accounts that are an obligation of the Federal government or any agency or political subdivision thereof to the extent that any applicable laws require any actions in addition to filing of the Financing Statements.

                 (iii)  We have assumed with your permission that:

                          (A) the Company has right, title, and interest in and to the collateral pledged by it;

                          (B) all items of collateral (including, without limitation, money, Units, or additional instruments) pledged under the Pledge Agreement, of which possession must be obtained and retained by a secured party in order to perfect its security interest pursuant to
         Section 9-103 and 9-304 of the UCC, are in your actual or constructive possession and not in the possession of the Company or any of its subsidiaries, affiliates, or agents;

                          (C) all items of collateral constitute items which are mobile in nature and, if installed on any property, do not constitute fixtures; and

                          (D) none of the collateral consists of consumer goods, farm products, crops, timber, minerals, or the like (including oil and gas), or accounts resulting from the sale thereof, receivables due from any government or agency or department thereof, beneficial interests in a trust or a decedent's estate, letters of credit, inventory which is subject of any negotiable documents of title, such as a negotiable bill of lading or warehouse receipt held by anyone other than you or on your behalf, or items which are subject to a requirement of any jurisdiction, including the State, which provides for a registration or certificate of title or a filing other than under the UCC.

                 Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, we are referring solely to the actual knowledge of the particular [firm name] attorneys who have represented the Company in connection with the Documents. Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts and no inference as to our knowledge concerning such facts should be drawn from the fact that such representation has been undertaken by us.

                 Our opinions expressed herein are limited to the laws of the State of [opining jurisdiction], [the general corporation law of the state of the Company's and Subsidiary's incorporation if different than the opining jurisdiction] and the federal laws of the United States, and we do not express any opinion herein concerning any other law except as expressly set forth in paragraph 8 above. With respect to our opinions in paragraph 8, to the extent our opinions are not governed by federal or [opining jurisdiction] law, our opinions are based solely and exclusively on a review of Subsections 9-103(3), 9-203(1) and (2), 9-302(1), 9-303, 9-401(1) and 9-402(1) and (3) of the Uniform
Commercial Codes as reported by [Commerce Clearing House, Inc. in the Secured Transactions Guide for the states listed on Annex I] (collectively, the states listed on Annex I are sometimes referred to herein as the "Non-[opining jurisdiction] Jurisdictions" and the Uniform Commercial Codes as adopted and in effect in such Non-[opining jurisdiction] Jurisdictions are sometimes called the "Non-[opining jurisdiction] Codes"). We have not reviewed, and we express no opinion on, local custom with respect to, and any other sections of, the Non-[opining jurisdiction] Codes, including any provisions that are referred to in the sections that we have reviewed which are noted above, nor have we reviewed any other statutes of the Non-[opining jurisdiction] Jurisdictions or judicial decisions construing or interpreting the laws of the Non-[opining jurisdiction] Jurisdictions, including the Non-[opining jurisdiction] Codes.
By rendering the opinions set forth in paragraph 8 we do not intend to indicate that we are experts on, or qualified to render opinions on, the laws of the Non-[opining jurisdiction] Jurisdictions. Accordingly, we caution you that the opinions in paragraph 8 could be materially affected by local custom, other provisions of the Non-[opining jurisdiction] Codes, other statutes, laws, or regulations of the Non-[opining jurisdiction] Jurisdictions or judicial decisions of courts construing or interpreting the laws of the Non-[opining jurisdiction] Jurisdictions, including the Non-[opining jurisdiction] Codes.

                 This opinion is furnished to you solely in connection with the transactions described above and may not be relied upon by you (and to the extent indicated in the previous sentence, your counsel) for any other purpose or by any other person in any manner or for any purpose.

                                                       Very truly yours,

                                    Annex 1


UCC-1 Financing Statement filings to perfect a security interest in collateral not constituting fixtures:

State                      Filing Office               Reporting Publication
-----                      -------------               ---------------------

                                                                       Exhibit A


                                  CERTIFICATE


The undersigned hereby certifies that he is the duly elected Secretary of __________________, a Delaware limited liability company (the "Company"), and further certifies that the following documents are the only documents to which the Company is a party that affect or purport to affect the Company's right to borrow money under, or the Company's right to undertake and perform its obligations under, the Documents (as defined in the Secured Loan Agreement, dated as of _____ __, 199_, between the Company and Einstein/Noah Bagel Corp.)




Date:
       ------------------

                                                            -------------------
                                                            Secretary

                                                                       EXHIBIT G

                ACCOUNTING AND ADMINISTRATION SERVICES AGREEMENT

         This Accounting and Administration Services Agreement ("Agreement") is made the ____ day of _____, 199_, by and between ______________________, a
Delaware limited liability company ("DEVELOPER"), and Boston Chicken, Inc., Delaware corporation ("Company").

                                    RECITALS

         1. Einstein/Noah Bagel Corp. ("ENBC") and DEVELOPER have entered into an Area Development Agreement dated as of _____ __, 199_, as amended (the "ADA"), and have entered into or propose to enter into one or more franchise agreements (each a "Franchise Agreement" and, collectively, the "Franchise Agreements"), each providing for the franchise by the ENBC to DEVELOPER of the right to operate an Einstein Bros.(TM) Bagel store.

         2. Pursuant to the ADA and/or the Franchise Agreements, DEVELOPER is required to maintain certain accounting records and provide to ENBC certain periodic financial reports and other data.

         3. DEVELOPER has requested and Company has offered that, effective _________, 199_ (the "Effective Date"), Company assist DEVELOPER in maintaining certain accounting records and preparing certain financial reports required under the ADA and/or the Franchise Agreements.

         4. DEVELOPER desires to enter into an agreement pursuant to which Company would perform such services for DEVELOPER upon the terms and subject to the conditions hereinafter provided.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, as well as other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereby agree as follows:

1.       Accounting Services.

         1.1 Commencing on the Effective Date and upon the terms and subject to the conditions set forth in this Agreement, Company shall provide to DEVELOPER for each Noah's store operated by DEVELOPER pursuant to the ADA and the Franchise Agreements (each a "Unit") the following accounting services (the "Services"):

                 (a) per-Unit calculation of revenue and expenses by accounting category per Company's standard chart of accounts and calculation of Royalty Based Revenue and Royalty Fees (as each term is defined in the Franchise Agreements);

                 (b) administration and maintenance of corporate payroll, and administration of the processing of payroll and calculation of applicable tax and other withholdings relating to the Units through Company's designated payroll service bureau;

                 (c) administration of accounts payable (including check generation);

                 (d) administration of recurring cash transfers between DEVELOPER's applicable Unit and corporate bank accounts;

                 (e) administration and maintenance of a DEVELOPER general ledger trial balance, balance sheet, income statement and certain other corporate and Unit reports by accounting category per Company's standard chart of accounts and consistent with periodic reports Company customarily prepares in the normal course of business to manage its financial affairs, and periodic distribution of such reports to DEVELOPER using Company's Report Distribution System;

                 (f) maintenance of all accounting records supporting DEVELOPER's financial statements (consistent with Company's record retention program) in reasonable fashion separate and discrete from the accounting records of Company; and

                 (g) preparation of period end reconciliations and associated period end journal entries for all DEVELOPER balance sheet accounts.

         1.2 The Services shall not include any of the following, each of which is the sole responsibility of DEVELOPER:

                 (a) selection of accounting policies to be applied to DEVELOPER's books and records; however, Company will consistently apply the appropriate policies selected by DEVELOPER;

                 (b) negotiation of terms and conditions between DEVELOPER and its suppliers, vendors, and others, such as remittance due dates and discounts;

                 (c) quarterly review and edit of DEVELOPER's vendor masterfile for current and accurate data; however, Company will appropriately apply updates to the vendor masterfile as directed by DEVELOPER;

                 (d) signature and final release of trade accounts payable disbursement checks in excess of $200,000;

                 (e) final review and approval of annual financial statements;

                 (f) cash investment activities; however, Company will initiate and manage repetitive and/or fixed cash management activities as directed in writing by DEVELOPER;

                 (g)      approval and coding of invoices for disbursement;

                 (h) preparation of budgets (except that Company will develop a budget process and calendar to facilitate the preparation of annual budgets by DEVELOPER, which DEVELOPER agrees to adopt and adhere to); and

                 (i) preparation, filing, or signing of any tax returns required to be filed by DEVELOPER, with the exception of sales and use tax returns which will be prepared, but not, however, filed or signed by Company.

         1.3 DEVELOPER agrees to effectively apply locally the policies and procedures defined in Company's Accounting Manual (and in particular Accounting Policy and Procedures Bulletin 93-13), as the same may be modified and updated from time to time, on a timely basis, which actions and compliance shall be a condition to Company's obligations hereunder.

         1.4 DEVELOPER agrees to utilize Company's designated auditors and tax consultants for annual audit and tax return preparation activities.

         1.5 DEVELOPER agrees to utilize Company's designated bankers (except for Unit bank accounts) and credit card processors for all corporate cash management activities.

         1.6 DEVELOPER agrees to supply Company all information, materials, data, and documents necessary or advisable to properly perform the Services in such form, format, or media as Company may reasonably request, to make available the officers of DEVELOPER to answer any inquiries in connection therewith, and to cooperate with Company in the performance of its duties.

2.       Fees for Services and Expense Reimbursement.

         2.1 In consideration of the Services, DEVELOPER agrees, commencing on the Effective Date, to pay to Company, separate and apart from any fee otherwise payable under the ADA or any Franchise Agreement, an accounting services fee, as follows:

                 (a) a base fee for services to DEVELOPER payable by DEVELOPER for each four-week accounting period of Company ("Accounting Period") of $4,500 (the "Base Fee"); and

                 (b) a unit fee for each Unit open and operating during all or any portion of such Accounting Period, which unit fee shall depend on the number of Units directly owned and operated by DEVELOPER pursuant to the ADA, and shall be equal to:

                          (i)  $850 per Accounting Period for each such Unit
open and operating during all or any portion of such Accounting Period, until DEVELOPER opens and operates 12 or more Units;

                          (ii)  $750 per Accounting Period after DEVELOPER
opens its 12th Unit and prior to the opening of the 30th Unit open and operating during all or any portion of such Accounting Period;

                          (iii)  $650 per Accounting Period after DEVELOPER
opens its 30th Unit and prior to the opening of the 50th Unit open and operating during all or any portion of such Accounting Period;

                          (iv)  $550 per Accounting Period after DEVELOPER
opens its 50th Unit and prior to the opening of the 100th Unit open and operating during all or any portion of such Accounting Period;

                          (v)  $450 per Accounting Period after DEVELOPER opens
its 100th Unit and prior to the opening of the 200th Unit open and operating during all or any portion of such Accounting Period; and

                          (vi)  $350 per Accounting Period after DEVELOPER
opens its 200th Unit and for all Units opened thereafter during all or any portion of such Accounting Period.

In the event that DEVELOPER and the Units meet certain reporting requirements, administrative procedure compliance requirements, and timeliness deadlines as Company may establish and announce from time to time in its sole discretion, the unit fees set forth in (i) through (vi), above shall be reduced for DEVELOPER to $700, $600, $500, $400, $300, and $250, respectively.

DEVELOPER agrees that the foregoing fees (base fee and unit fees) may be increased cumulatively by not more than 10% per fiscal year at the sole discretion of Company effective upon written notice thereof.

         2.2 In addition to the payment of fees as specified in Section 2.1 of this Agreement, DEVELOPER shall reimburse Company for all non-ordinary, out-of-pocket expenses incurred by Company or its affiliates in connection with the Services rendered by them hereunder, including, but not limited to, travel expenses, legal fees, fees of experts, audit fees, tax fees, payroll service fees, etc. All non-ordinary, out-of-pocket expenses, however, must be approved by DEVELOPER prior to incurring such expense. Expenses payable under this
Section 2.2 shall be paid promptly in the manner specified in Section 4.1 of this Agreement. These expenses will not include any expenses associated with computer system enhancements at the Company's Support Center, except as otherwise agreed to by the parties.

3.       Term of Services.

         3.1 The term of this Agreement shall be for one year from the Effective Date unless the parties mutually agree to extend such term; provided that either party hereto may terminate this Agreement during the term upon 180 days' prior written notice to the other party; and provided further that Company may terminate this Agreement without notice and cease rendering the Services, also without notice, upon any non-payment by DEVELOPER of the fees and expenses provided for herein when such fees and expenses are due and payable.

         3.2 Termination of this Agreement shall terminate Company's obligations to provide the Services. Upon termination of this Agreement, DEVELOPER shall pay to Company the fees due Company in accordance with Section
2.1 hereof for the Services rendered by Company through the date of termination and reimburse Company in accordance with Section 2.2 hereof for expenses incurred by Company in connection with the Services rendered by Company through the date of termination.

4.       Payment of Amounts due Hereunder; Liability.

         4.1 Company will calculate and DEVELOPER hereby authorizes Company to collect through electronic funds transfer, at the end of each Accounting Period, the total dollar amount of all fees and expenses due to Company hereunder.

         4.2 Company shall not be liable for any cost, damage, expense, or loss of DEVELOPER or its owners, partners, shareholders, officers, members, directors, employees, suppliers, or vendors, or any other person or entity arising or resulting, directly or indirectly, from (i) the failure of Company to perform any of the Services for DEVELOPER or the misperformance of any such Services, except to the extent such failure to perform or such misperformance is the result of Company's willful misconduct or gross negligence, in which event Company's liability shall not exceed its fee for such hereunder for the Accounting Period in question, or (ii) reliance by DEVELOPER, its owners, partners, shareholders, officers, members, directors, employees, suppliers, or vendors, or any other person or entity on any data or advice Company may provide pursuant to this Agreement. In no event will Company be liable for indirect, incidental, consequential, special, speculative, exemplary, or punitive damages (including, but not limited to, loss of revenue or profit).

         4.3 COMPANY MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES PROVIDED HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THEIR ADEQUACY, QUALITY, PERFORMANCE, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.

5.       Miscellaneous.

         5.1 In performing the Services set forth in this Agreement, Company will have neither express nor implied power to execute agreements on behalf of DEVELOPER or in any manner bind DEVELOPER as to any matter not within the scope of this Agreement.

         5.2 All notices provided for in this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by overnight express or facsimile transmission or registered or certified mail, return receipt requested, postage prepaid, and properly addressed as follows:

                          If to DEVELOPER:

                          If to Company:

                                  Boston Chicken, Inc.
                                  14103 Denver West Parkway
                                  Golden, CO 80401
                                  Attention:  General Counsel
                                  Facsimile:  (303) 216-5339


Any party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice. Any notice delivered personally or by overnight express courier or facsimile transmission shall be deemed to have been given on the date it is so delivered, and any notice delivered by registered or certified mail delivery service shall be deemed to have been duly given three business days after it is sent to the intended recipient at the address set forth above.

         5.3 THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF COLORADO APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

         5.4 A failure of any party to insist in any instance upon the strict and punctual performance of any provision of this Agreement shall not constitute a continuing waiver of such provision. No party shall be deemed to have waived any rights, power, or privilege under this Agreement or any provisions hereof unless such waiver shall have been in writing and duly executed by the party to be charged with such waiver, and such waiver shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the waiving party or the obligations of the other party or parties in any other respect or at any other time. If any provision of this Agreement shall be waived, or be invalid, illegal, or unenforceable, the remaining provisions of this Agreement shall be unaffected thereby and shall remain binding and in full force and effect.

         5.5 This Agreement may be amended or modified only by a written instrument signed by each of the parties hereto.

         5.6 This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, either or oral or written, with respect thereto.

         5.7 Nothing contained in this Agreement is intended, nor shall it be construed, to create any rights in any person not a party to this Agreement.

         5.8 This Agreement may not be assigned by DEVELOPER without the prior written consent of Company.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                                 BOSTON CHICKEN, INC.



                                                 By:
                                                        ----------------------
                                                 Title:
                                                        ----------------------



                                                 -----------------------------

                                                 By:
                                                        ---------------------
                                                        its Manager


                                                         By:
                                                             ----------------
                                                         Title:  President

                                                                       EXHIBIT H

                            LETTER HEAD OF INVESTOR

                              ___________ __, 199_



Einstein/Noah Bagel Corp.
14123 Denver West Parkway
Golden, Colorado   80401


Ladies and Gentlemen:

The undersigned hereby makes the following representations to Einstein/Noah Bagel Corp. (the "Company") in connection with and as an inducement to and of the consummation of certain transactions with ______________________, a Delaware limited liability company (the "Developer").

The undersigned has conducted an investigation of the Developer, including the management and current and proposed operations of the Developer, and of the locations, characteristics and demographics of (i) the sites for Einstein Bros. Bagel stores in the Development Area (as defined in the Development Agreement by and between the Company and the Developer of even date herewith) subject to executed leases or purchase contracts (the "Leased and Contracted Sites"), and
(ii) the potential sites for Einstein Bros. Bagel stores being negotiated in the Development Area (the "Sites in Progress"), in each case to be purchased by the Developer from the Company. The undersigned has reviewed all of the documents, records, reports and other available materials relating to the Developer's operations, the Leased and Contracted Sites and the Sites in Progress, and is familiar with their content. The undersigned acknowledges that it has been given access to and has visited and examined the Developer's operations and the Leased and Contracted Sites and the Sites in Progress, and is satisfied with the condition thereof and that all inquiries have been answered to its satisfaction. For purposes of conducting these investigations, the undersigned has employed the services of its own agents, representatives, experts and consultants. In all matters affecting the undersigned's decision to invest in the Developer, the undersigned is relying upon the advice and opinions of its own agents, representatives, experts and consultants and not upon any information or statement, oral or written, of or provided by the Company or its officers, directors, agents, representatives or attorneys.

Very truly yours,





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